EXHIBIT 2.1

                                  AGREEMENT AND
                             PLAN OF REORGANIZATION

                                  by and among

                             LONE WOLF ENERGY, INC.

                                       and

                           PRESTIGE ACQUISITION CORP.,

                                       and

                           PRESTIGE INVESTMENTS, INC.,

                           ZENEX LONG DISTANCE, INC.,
                        d/b/a ZENEX COMMUNICATIONS, INC.,

                                RICKY A. NAYLOR,

                               DEBRA G. MOREHEAD,

                          FIREBALL ENTERPRISES, L.L.C.,

                                   JOEY ALFRED

                                       and

                                  BRIAN GUSTAS




                             Dated as of May 4, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  - DEFINITIONS .........................................................................................2

ARTICLE II - THE MERGER...........................................................................................5
         2.1      The Merger......................................................................................5
         2.2      Filing of Certificate of Merger; Effective Time.................................................5
         2.3      Effect of the Merger............................................................................6
                  2.3.1    Name of Surviving Corporation..........................................................6
                  2.3.2    Certificate of Incorporation...........................................................6
                  2.3.3    By-Laws................................................................................6
                  2.3.4    Directors..............................................................................6
                  2.3.5    Officers...............................................................................6
                  2.3.6    Legal Effect of the Merger.............................................................6
                  2.3.7    Further Assurances and Documentation
                           as Necessary to Evidence the Merger....................................................7
                  2.3.8  Tax Consequences.........................................................................7
         2.4      The Closing.....................................................................................7
         2.5      Conversion of Acquisition Company Stock.........................................................7
         2.6      Consideration for Exchange and Surrender of the Shares by the Shareholders......................7
         2.7      Registration of the Lone Wolf Stock to be Issued to the Shareholders at Closing.................8
                  2.7.1    Registration Statement.................................................................8
                  2.7.2    Expenses of Registration...............................................................9
                  2.7.3    Blue Sky...............................................................................9
                  2.7.4    Registration Statement; Indemnification...............................................10
         2.8      Zenex Employees................................................................................11
         2.9      Transfer and Surrender of the Shares by the
                  Shareholders to Lone Wolf on the Closing Date..................................................11
         2.10     Closing Date Deliveries by Lone Wolf...........................................................12
         2.11     Closing Date Deliveries by Prestige, Zenex and the Shareholders................................12

ARTICLE III - REPRESENTATIONS AND WARRANTIES
              OF THE SHAREHOLDERS, PRESTIGE AND ZENEX............................................................13
         3.1      Organization and Standing of Prestige and Zenex................................................14
         3.2      Capitalization of  Prestige and of Zenex.......................................................14
         3.3      Trade Names....................................................................................15
         3.4      Financial Statements...........................................................................15
         3.5      Liabilities....................................................................................15
         3.6      Taxes..........................................................................................16
         3.7      Property and Assets............................................................................16
         3.8      Litigation and Proceedings.....................................................................16

         3.9      Authority......................................................................................17
         3.10     Absence of Certain Changes.....................................................................17
         3.11     Employee Benefit Plans.........................................................................19
         3.12     No Impending Material Adverse Events...........................................................20
         3.13     Books and Records..............................................................................20
         3.14     Full Disclosure................................................................................20
         3.15     Significant Agreements.........................................................................20
         3.16     Insurance......................................................................................21
         3.17     Transactions with Affiliated Persons...........................................................21
         3.18     Brokers........................................................................................21
         3.19     No Default.....................................................................................21
         3.20     Hazardous Materials............................................................................22
         3.21     Books and Records..............................................................................22
         3.22     No Injunctions or Orders.......................................................................23
         3.23     Intellectual Property..........................................................................23
         3.24     Tariffs........................................................................................23

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF LONE WOLF.........................................................23
         4.1      Organization and Standing of Lone Wolf.........................................................23
         4.2      Authority......................................................................................23
         4.3      Brokers........................................................................................24
         4.4      Legal Proceedings..............................................................................24
         4.5      Consents and Approvals.........................................................................24
         4.6      Adequate Financial Resources...................................................................25
         4.7      Full Disclosure................................................................................25
         4.8      Ownership of Acquisition Company; No Prior Activities..........................................25
         4.9      Capitalization of Lone Wolf....................................................................25
         4.10     Compliance with Laws and Orders................................................................25
         4.11     No Default.....................................................................................26
         4.12     Improper Payments..............................................................................26

ARTICLE V - FURTHER COVENANTS AND AGREEMENTS OF THE PARTIES......................................................26
         5.1      Conduct of Business............................................................................26
         5.2      Due Diligence..................................................................................28
         5.3      Access and Information.........................................................................29
         5.4      Cooperation....................................................................................29
         5.5      Employees and Benefits.........................................................................29
         5.6      Agreement Not to Negotiate.....................................................................29
         5.7      Shareholders' Agreements.......................................................................30
         5.8      Election of Lone Wolf, Prestige and Zenex Boards of Directors Post Closing.....................30

ARTICLE VI - CONDITIONS TO OBLIGATIONS OF LONE WOLF TO CLOSE.....................................................30
         6.1      Performance of Agreements......................................................................30

         6.2      Continued Accuracy of Representations and Warranties...........................................31
         6.3      Delivery of Closing Certificate by the Shareholders, Prestige  and Zenex.......................31
         6.4      Absence of Material Adverse Changes............................................................31
         6.5      Absence of Litigation..........................................................................31
         6.6      Regulatory Approvals...........................................................................31
         6.7      Resignation of Directors and Officers..........................................................32

ARTICLE  VII - CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS, PRESTIGE AND ZENEX.................................32
         7.1      Performance of Agreements......................................................................32
         7.2      Continued Accuracy of Representations and Warranties...........................................32
         7.3      Delivery of Lone Wolf's Closing Certificate....................................................32
         7.4      Absence of Litigation..........................................................................32
         7.5      Regulatory Approval............................................................................32

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................33
         8.1      Termination by Mutual Consent..................................................................33
         8.2      Termination by Lone Wolf.......................................................................33
         8.3      Termination by the Shareholders................................................................33
         8.4      Termination by Expiration......................................................................33
         8.5      Effective Termination; Rights and Remedies of the Parties......................................34
         8.6      Amendment......................................................................................34
         8.7      Waiver.........................................................................................34

ARTICLE IX - FURTHER AGREEMENTS..................................................................................34
         9.1      Books and Records After Closing................................................................34
         9.2      Cooperation and Records Retention..............................................................35

ARTICLE X - GENERAL AND MISCELLANEOUS PROVISIONS.................................................................35
         10.1     Confidentiality................................................................................35
         10.2     Entire Agreement...............................................................................36
         10.3     Governing Law..................................................................................37
         10.4     Notices........................................................................................37
         10.5     Successors.....................................................................................38
         10.6     Attorney Fees, Costs and Expenses..............................................................38
         10.7     Press Releases and Public Statements...........................................................38
         10.8     Non-Survival of Covenants, Representations and Warranties......................................39
         10.9     Assignment and Legal Effect....................................................................39
         10.10    No Third-Party Beneficiaries...................................................................39
         10.11    Time; Good Faith...............................................................................39
         10.12    Severability...................................................................................39
         10.13    Counterparts...................................................................................39
         10.14    Additional Acts................................................................................39
         10.15    Headings.......................................................................................40
         10.16    Interpretation.................................................................................40

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this _____ day of May, 2000, by and among LONE WOLF ENERGY, INC., a Colorado corporation, together with its successors and assigns ("Lone Wolf") and PRESTIGE ACQUISITION CORP., an Oklahoma corporation, a wholly-owned, direct subsidiary of Lone Wolf ("Acquisition Company"), both with mailing address of 2400 N.W. 30th, No. 814, Oklahoma City, Oklahoma 73112, and PRESTIGE INVESTMENTS, INC., an Oklahoma corporation ("Prestige"), its wholly owned subsidiary corporation, ZENEX LONG DISTANCE, INC., an Oklahoma corporation, d/b/a ZENEX COMMUNICATIONS, INC. ("Zenex"), RICKY A. NAYLOR, an individual ("Naylor"), DEBRA G. MOREHEAD, an individual ("Morehead"), FIREBALL ENTERPRISES, L.L.C., an Oklahoma limited liability company ("Fireball"), JOEY ALFRED, an individual ("Alfred") and BRIAN GUSTAS, an individual ("Gustas") (Naylor, Morehead, Fireball, Alfred and Gustas shall be sometimes collectively referred to herein as the "Shareholders"). Prestige, Zenex and the Shareholders shall for all purposes under this Agreement be deemed to have the mailing address of 821
S. W. 66th Street, Oklahoma City, Oklahoma 73139. All of the foregoing shall sometimes hereinafter be collectively referred to herein as the "Parties."

                                 R E C I T A L S

     A. Lone Wolf is a Colorado corporation and a publicly-held company which files periodic reports with the Securities and Exchange Commission ("SEC"). Lone Wolf is engaged in e-commerce and intends to acquire and put together business units with Internet and telecommunications-centered knowledge and capabilities similar to those of Zenex.

     B. Zenex is engaged in the business of (i) providing long distance calling cards and service in the telecommunications industry and possesses state and federal regulatory authority to transact business in forty-nine (49) states of the United States of America, and (ii) in the Wildfire telecommunications products and services business at its only offices in Oklahoma City, Oklahoma County, Oklahoma, located at 3705 West Memorial Road, Suite 101-Z, Oklahoma City, Oklahoma 73134 (the "Business").

     C. Prestige is a holding company which has as its principal asset all of the issued and outstanding capital stock of Zenex. The Shareholders are the holders of all of the issued and outstanding common capital stock of Prestige (the "Shares"). Naylor and Morehead constitute all of the currently elected officers of Prestige and all of the members of the Board of Directors of Prestige. Prestige owns all of the issued and outstanding capital stock of its subsidiary corporation, Zenex.

     D. The Boards of  Directors of each of Lone Wolf,  Prestige,  Zenex and the
Acquisition  Company  believe  that it is in the  best  interests  of each  such respective company and its respective shareholders to consummate the reorganization provided for in this Agreement pursuant to which Lone Wolf will directly acquire all of the Shares of Prestige (and thereby own and control its subsidiary, Zenex) through a merger of Acquisition Company with and into Prestige, with Prestige to be the surviving corporation.

     E. For federal income tax purposes, it is intended that the foregoing merger qualify as a reorganization under the provisions of Section 368(a)(1)(B) and (a)(2)(E) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     F. The Shareholders, Zenex and Prestige, on the one hand, and Lone Wolf and Acquisition Company, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby as set forth in this Agreement below, and to enter into this Agreement in order to evidence the terms and conditions of the proposed acquisition by merger of Prestige by Lone Wolf (the "Merger").

     NOW, THEREFORE, in consideration of the aforementioned Recitals, the premises, and of the mutual covenants, promises, representations and warranties set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties hereto do hereby covenant and agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

     The terms defined in this Article I shall have the following respective meanings for all purposes of this Agreement and all schedules and exhibits hereto:

     1.1 "Affiliate" means with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with, such first Person. For purposes of this definition, the term "Control" (including the correlative meanings of the terms "Controls," Controlled by," and "under direct or indirect Control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.2 "Business" shall have the meaning given to that term in Paragraph B of the Recitals above.

     1.3 "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement and subject to the provisions of Articles VI and VII below, which shall occur (a) at 10:00 a.m. in the offices of Fellers, Snider, Blankenship, Bailey & Tippens, P.C., in Oklahoma City, Oklahoma, on a date to be specified by Lone Wolf, which shall be no later than the third (3rd) business day after the satisfaction of the last to occur of the conditions set forth in Article VI; or (b) on such other date or at such other time or place as is mutually agreed upon by the Parties hereto.

     1.4 "Closing Date" means the date on which the Closing actually occurs.

     1.5 "Code" means the Internal Revenue Code of 1986, as amended.

     1.6  "Effective  Time" shall have the meaning given to that term in Section
2.2 of this Agreement, below.

     1.7 "Employee Benefits" means all wages, accrued vacation, sick leave and personal day payments, employment contracts and collective bargaining agreements, salary continuation (for disability or otherwise), scholarship programs or other compensatory practices, whether formal or informal, for the benefit of one or more present or former Employees or their beneficiaries, medical, dental and hospitalization, Medicare premium reimbursement, sick pay, sickness and accident benefits, short- and long-term disability benefits, workers' compensation, life insurance (and any other death benefits) and any and all other individual and group benefits under all Employee Plans and other arrangements in effect or covering one or more employees or retired, disabled or terminated Employees (including their dependents and beneficiaries).

     1.8 "Employee Plans" means any of the following which is or was at any time during the preceding seven (7) years sponsored by Zenex; any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) or employee pension benefit plan (within the meaning of Section 3(2) of ERISA), including all collectively bargained plans, and all plans or policies providing for "fringe benefits" (including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefits, or similar programs), and all other bonus, incentive, compensation, profit sharing, deferred compensation, stock, severance, retirement, health, life, disability, group insurance,
employment,   stock  option,   stock  purchase,   stock   appreciation   rights,
supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or arrangement (whether written or oral, qualified or unqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, regardless of whether funded.

     1.9 "Employees" means all present employees of Zenex whose services are or have been used primarily by or in connection with the Business, including part-time Employees, all of whom are listed on Exhibit 1.9, as defined below, attached hereto. Prestige does not, and has not had, any employees.

     1.10  "Environmental  Laws"  shall have the  meaning  given to that term in
Section 3.20 of this Agreement, below.

     1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.12  "Financial  Statements"  shall have the meaning given to that term in
Section 3.4 of this Agreement, below.

     1.13 "Hazardous Materials" means any substance, waste or material defined as hazardous or toxic by any Environmental Law and otherwise shall have the meaning given to that term in Section 3.20, below.

     1.14 "Intellectual Property" means all Patents, Know-How, Technology, trademarks and copyrights which are used by Zenex in the conduct of its Business.

     1.15 "Know-How" means all technical information, know-how data, techniques, discoveries, inventions, ideas and other information (whether or not patentable) that (i) Prestige, Zenex or the Shareholders have or may develop or acquire; or
(ii) that Prestige, Zenex or the Shareholders control; and (iii) is necessary or desirable in the use, including any use in connection with research and experimentation, manufacture, sale or other disposition or which is otherwise essential with regard to the conduct of the Business.

     1.16 "Liabilities" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought, whether or not of the kind required by generally accepted accounting principles to be set forth in a financial statement.

     1.17 "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction, or any other encumbrance, restriction or limitation whatsoever.

     1.18 "Losses" means any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees and disbursements and costs of investigation.

     1.19 "Machinery and Equipment" means all of the office equipment, machinery, vehicles, equipment, desktop computers, hand-held computers (including, without limitation, all printers, modems, terminals and controls used in operating such desktop or hand-held computers and all spare parts of such equipment), all software, fixtures, telephone numbers and other personal property and fixed assets owned by Zenex and used in the Business.

     1.20 "Notice" means any notice given pursuant to the terms of Section 10.4 of this Agreement, below.

     1.21 "Ordinary Course of Business" means an action taken by a person which:
(i) is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; (ii) is not required to be authorized by Board of Directors of such person (or by any person or group of persons exercising similar authority); and (iii) is similar in nature and magnitude to action customarily taken, without any authorization by the Board of Directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of such persons that are in the same line of business as such person.

     1.22 "Patents" means all patent applications (inclusive of patent applications filed after the date of this Agreement and relating to the Technology) and all patents (including inventor's certificates) issued at any time throughout out the world, divisionals, continuations, reissues, re-examinations, extensions and foreign counterparts of such patents that the Shareholders, Prestige or Zenex have, may file or acquire prior to the Closing Date hereunder and that relate to the Business.

     1.23  "Person"  means  an  individual,  partnership,   corporation,  trust,
unincorporated organization, association or joint venture or government agency, political subdivision or instrumentality thereof.

     1.24 "Regulatory Approvals" means all necessary approvals, certifications, licenses and authorizations and all pending applications seeking such approvals, licenses or authorizations from any local, state or federal governmental authority necessary for the conduct of the Business of Zenex and the marketing and sale of long distance services provided by Zenex.

     1.25 "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes and Employee Benefit Plans, and the term "Return" means any one of the foregoing Returns.

     1.26 "Tariffs" means all state and federal tariffs, licenses, consents, approvals, permits and authorizations owned by Zenex which are issued by the federal or state regulatory agency having the authority to regulate long distance telecommunications and which are necessary for Zenex to possess in order to conduct the Business in the manner in which it is currently being conducted.

     1.27 "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, documentary, ad valorem, value-added, transfer, franchise, profits, license, lease, real property gains or transfer, service, service use, rental, withholding, payroll, employment, excise, worker's compensation, Pension Benefit Guaranty Corporation premiums, severance, stamp, occupation, premium, property, windfall profits, production, customs, duties or other taxes, assessments, fees, levies or other governmental charges of any kind whatever, together with any penalties, additions to tax or additional amounts with respect thereto and the term "Tax" means any one of the foregoing Taxes.

     1.28 "Technology" means, collectively, all of the right, title and interest of Prestige, Zenex or the Shareholders in Know-How and Patents.

                                   ARTICLE II
                                   THE MERGER

     2.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable provisions of the Oklahoma General Corporation Act (18 O.S. 1991 ss. 1001, et seq.) (the "OGCA"), at the Effective Time, Acquisition Company shall merge (the "Merger") with and into Prestige, whereupon Acquisition Company's separate corporate existence shall cease and Prestige shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Oklahoma. As a result of the Merger, Prestige shall become a wholly-owned, direct subsidiary of Lone Wolf. Zenex shall continue to be the wholly-owned, direct subsidiary of Prestige. The effects and consequences of the Merger shall be as set forth in Section 2.3, below.

     2.2 Filing of Certificate of Merger; Effective Time. Lone Wolf shall cause a Certificate of Merger with respect to the Merger, in form and substance satisfactory to Lone Wolf and Prestige (the "Certificate of Merger"), to be executed and filed on the date of the Closing of the Merger or such other date as Lone Wolf, Acquisition Company, Prestige and the Shareholders may agree, with the Secretary of State of the State of Oklahoma, as provided in the OGCA. The Merger shall become effective at the time and date on which the Certificate of Merger has been duly filed with the Secretary of State, or such time and date as is agreed upon by the Parties and specified in the Certificate of Merger, and such time and date are referred to herein as the "Effective Time."

     2.3 Effect of the Merger. The Parties hereby agree to the following provisions as to the effect of the Merger when consummated:

          2.3.1 Name of Surviving Corporation. The Acquisition Company shall be merged with and into Prestige (the Acquisition Company and Prestige shall sometimes hereinafter be collectively referred to as the "Constituent Corporations") at the Effective Time with Prestige to be the Surviving Corporation. The name of the Surviving Corporation from and after the Effective Time shall be "Prestige Investments, Inc."

          2.3.2 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Prestige until thereafter amended as provided by law and such Certificate of Incorporation.

          2.3.3 By-Laws. The By-Laws of the Surviving Corporation shall, at the Effective Time, be the By-Laws of Prestige until thereafter amended, as provided by law and such By-Laws.

          2.3.4 Directors. The Directors of Acquisition Company immediately prior to the Effective Time shall be and become the directors of Prestige, as the Surviving Corporation, as of the Effective Time, and until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of Prestige. All members of the Board of Directors of Prestige and of Zenex shall tender their resignations to Lone Wolf in form and substance satisfactory to Lone Wolf, on or before the Closing Date, to be effective at the Effective Time ("Resignations").

          2.3.5 Officers. The officers of the Acquisition Company immediately prior to the Effective Time shall be and become the officers of Prestige, as of the Effective Time, until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of Prestige. All persons holding offices in Prestige and in Zenex prior to the Effective Time shall tender their Resignations to Lone Wolf on or before the Closing Date, to be effective at the Effective Time.

          2.3.6 Legal Effect of the Merger. At the Effective Time, all and singular the rights, privileges, powers and franchises, as well of a public as of a private nature, and all the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to either of them on whatever account, including subscriptions to shares and all other things in action, or belonging to either of them, shall be taken and deemed to be transferred to, and shall be vested in, the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but the Surviving Corporation shall thence forth be liable for all debts, liabilities, obligations, duties and penalties of each of the Constituent Corporations and all said debts, liabilities, obligations, duties and penalties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations, duties and penalties had been incurred or contracted by it. No liability or obligation due or to become due at the Effective Time, or any claim or demand for any cause then existing against either of the Constituent Corporations or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and all rights of creditors and all liens upon property of either of the Constituent Corporations shall be preserved unimpaired.

          2.3.7 Further Assurances and Documentation as Necessary to Evidence the Merger. From time to time, as and when requested by the Surviving Corporation, or its successors or assigns, the officers and directors of Prestige last in office, including, without limitation, the Shareholders, shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further action or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise the Surviving Corporation's title to, and possession of, all the interest(s), properties, Machinery and Equipment, Intellectual Property, assets, rights, privileges, immunities, powers, franchises and authority of Prestige and otherwise carry out the purpose of this Agreement and effectuate the Merger and the officers and directors of Prestige and the officers and directors of Lone Wolf are fully authorized in the name of Prestige or otherwise to take any and all such action.

          2.3.8 Tax Consequences. It is intended by the Parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(B) and (a)(2)(E) of the Code. The Parties hereto adopt this Agreement as a "Plan of Reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     2.4 The Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place on the Closing Date at the offices of Fellers, Snider, Blankenship, Bailey & Tippens, 100 N. Broadway, Suite 1700, Oklahoma City, Oklahoma, at 10:00 o'clock a.m., local time, or at such other time, date or place as the Shareholders and Lone Wolf may agree in writing.

     2.5 Conversion of Acquisition Company Stock. At the Effective Time, each share of the common stock of Acquisition Company outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and shall become one (1) share of common stock of the Surviving Corporation to be titled in the name of Lone Wolf.

     2.6 Consideration for Exchange and Surrender of the Shares by the Shareholders. As consideration for the Merger, Lone Wolf shall issue to the Shareholders at Closing on the Closing Date, in exchange for all of the Shares and in proportion to their respective ownership of the Shares, an aggregate total of Fifteen Million Five Hundred Fifty Thousand (15,550,000) shares of Lone Wolf Common Stock, par value, $0.001 per share ("Lone Wolf Stock"). The Lone Wolf Stock is currently trading on the OTC Bulletin Board under the symbol "LWEI."

The aforesaid shares of Lone Wolf Stock shall be exchanged for all of the Shares owned by the Shareholders. Subject to the obligations and covenants of Lone Wolf to effect a registration of all of the Lone Wolf Stock being issued to the Shareholders at Closing, as expeditiously as possible, in the manner required in
Section 2.7, below, the Shareholders expressly acknowledge and agree that if the Lone Wolf Stock being issued to them pursuant hereto cannot be registered before the Effective Time, that then, and in such event, the Lone Wolf Stock issued to them at Closing will not be Registered Securities, as that term is defined below in Section 2.7. In that event, the Lone Wolf Stock to be issued to the Shareholders at the Closing hereunder (i) will not be registered under the Securities Act of 1933, or any applicable state securities laws; (ii) will be issued to them in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act of 1933, and similar provisions of the state securities laws; (iii) will be so acquired by them for investment purposes only and not with a view to, or in connection with, a distribution thereof; and (iv) will contain standard legends restricting the transfer of said Lone Wolf Stock, subject to compliance with all federal and state securities laws. Prestige covenants and agrees that the stock transfer books of Prestige shall be closed as of the date of this Agreement, and no transfer of record of any of the Shares shall take place thereafter, nor shall any issuance of shares of the common stock or the preferred stock of Prestige take place thereafter. Notwithstanding anything contained in this Section 2.6.1 to the contrary, each share of Prestige common stock issued and held in Prestige's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

     2.7 Registration of the Lone Wolf Stock to be Issued to the Shareholders at Closing.

          2.7.1 Registration Statement. As a material and integral inducement to the Shareholders to execute and enter into this Agreement and to consummate the Merger, Lone Wolf covenants and agrees, as soon as is reasonably practical following the execution and delivery of this Agreement, but in all events no later than ninety (90) days after the date of this Agreement, to file a Registration Statement with the Securities and Exchange Commission ("SEC") on such form as determined by Lone Wolf to be appropriate in order to permit the sale, transfer or other disposition by the Shareholders of all of the shares of Lone Wolf Stock to be received by them at the Closing of the Merger hereunder, subject to such other applicable rules and regulations under the Securities Act of 1933, or the
     Securities Exchange Act of 1934, which might otherwise restrict or limit the amount of Lone Wolf Stock that can be sold by the Shareholders at such time. The shares of the Lone Wolf Stock issued to the Shareholders pursuant to this Agreement which are so registered in accordance with this Section
     2.7 shall be hereinafter referred to as the "Registered Securities." Lone Wolf agrees to use its best efforts to have such registration declared effective, as expeditiously as possible, by both the SEC and the Oklahoma Department of Securities ("Oklahoma Department"). The Shareholders and Lone Wolf agree that if it has been successful in obtaining an effective registration of the Lone Wolf Stock on or before the Closing Date, that then, and in such event, the Shareholders shall be issued Registered Securities in exchange for the Shares in substitution for and instead of the restricted shares of Lone Wolf Stock, as described in Section 2.6.1, above. Lone Wolf covenants and agrees to continue the registration of the Registered Securities for a period of two (2) years after the effective date of the applicable Registration Statement. If Lone Wolf shall at any time amend any such Registration Statement or amend or supplement the Prospectus included therein, it will give the Shareholders owning shares of Lone Wolf Stock covered by any such Registration Statement, reasonable notice in advance, and will notify such Shareholders promptly of the time at which any such Registration Statement, amendment, or supplement becomes effective. Shareholders agree to refrain from selling any such shares of Lone Wolf Stock covered pursuant to such Registration Statement after any notification that an amendment or supplement is being prepared and prior to the effectiveness thereof. After the expiration of such two (2) year period from or after the effective date of the registration of the Lone Wolf Stock, or any extension thereof, Lone Wolf may take such action as it desires to cause the de-registration of any such shares not sold. All of the obligations of Lone Wolf and the Shareholders with regard to the registration of the Lone Wolf Stock being issued to the Shareholders at Closing, as set forth in this Section 2.7, shall expressly survive the Closing hereunder and the consummation of the transaction embodied by this Agreement and shall be specifically enforceable thereafter by the Parties hereto as their respective interests may appear.

          2.7.2 Expenses of Registration. Lone Wolf shall bear all expenses of any registration of the Registered Securities including, without limitation: (i) any required special audits of Lone Wolf, Prestige, Zenex or any affiliate not useable in Lone Wolf's annual audit and necessitated by this requirement for registration; (ii) any underwriter's discount or commission that may be owing, if at any time or times an underwriter is employed by Lone Wolf; (iii) any broker or dealer charges that may be owing in conjunction with the registration; and (iv) all counsel fees and expenses of the Shareholders, the underwriters and Lone Wolf in conjunction therewith. Lone Wolf will furnish each Shareholder whose shares are registered, copies of preliminary prospectuses, final prospectuses (together with supplements thereto) and other documents necessary or incidental to the offerings and dispositions pursuant to such registrations in such quantities as Shareholders may reasonably request. Shareholders shall notify Lone Wolf when a Prospectus relating to the shares of such Shareholder is required to be delivered under the 1933 Act, of the happening of any event relating to (i) such Shareholder, (ii) the Registered Securities held by such Shareholder, or (iii) such Shareholder's intended method of disposition of the Registered Securities, as a result of which such Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish Lone Wolf such information regarding the Shareholder, the Registered Securities held by such Shareholder and the intended method of disposition of such shares of Lone Wolf Stock as Lone Wolf shall reasonably request.

          2.7.3 Blue Sky. In connection with the registration of the shares held by the Shareholders, Lone Wolf will prepare and file such documents as may be necessary to register or qualify such shares under the Securities or Blue Sky laws of such states as the Shareholder reasonably requests and utilize reasonable efforts to cause such shares to be qualified for public sale in such state; provided, however, that Lone Wolf shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state by reason thereof.

          2.7.4 Registration Statement; Indemnification.

          (a) With regard to the registration of the Registered Securities, Lone Wolf will indemnify each of the Shareholders who participates therein and hold them harmless against any loss, claim, liability, damage or action arising out of or based on any untrue statement of a material fact contained in the Registration Statement when it becomes effective or in any preliminary or final Prospectus, or amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the indemnified person for any attorney fees, court costs or other legal expenses reasonably incurred in investigating or defending any such action or claim, except: (a) to the extent that the untrue statement or omission was made in reliance upon and in conformity with information, written or oral, furnished to Lone Wolf by the indemnified person for use in or which could reasonably be expected to be used or relied upon in the Registration Statement, preliminary or final Prospectus, or amendment or supplement thereto; or (b) if the indemnified person failed to send a final Prospectus to the purchaser of the shares and the loss, claim, liability, damage or action for which indemnification is claimed would not have existed if such purchaser had received a final Prospectus.

          (b) Each of the Shareholders agrees to indemnify Lone Wolf, each of its directors, each of its officers who sign the Registration Statement, each person who controls Lone Wolf, and each counsel and auditor to or for any of the foregoing against any loss, claim, liability, damage or action arising out of or based on any untrue statement of a material fact furnished by the Shareholders and included in the Registration Statement when the same becomes effective or in any preliminary or final Prospectus or amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein by the Shareholders or necessary to make the statements therein not misleading as to the facts furnished by the selling Shareholder, respectively, and to reimburse the indemnified person for any attorney fees, court costs or other legal expenses reasonably incurred in investigating or defending any such action or claim, but only to the extent that the untrue statement or omission was made in reliance upon and in conformity with information, written or oral, furnished to Lone Wolf by the indemnifying party for use in or which could reasonably be expected to be used or relied upon in the Registration Statement, preliminary or final Prospectus, or amendment or supplement thereto.

          (c) Promptly after notice that any action for which indemnification is available under this Section 2.7.4 is threatened or pending (but in no event later than thirty (30) days), the indemnified party shall notify the indemnifying party, who shall be entitled to assume and control the defense of the action at its sole expense. If the indemnifying party gives notice to the indemnified party of its election to assume and control the defense, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action. If the indemnified party fails to notify the indemnifying party of the threatened or pending action in accordance with this Section, the indemnifying party shall have no liability to indemnified party with respect to the action but shall remain liable hereunder to all other indemnified persons.

          2.7.5 The obligation of Lone Wolf to register the shares of Lone Wolf Stock being issued to the Shareholders under this Agreement shall automatically inure to the benefit of the heirs and personal representatives of the Shareholders, but are not otherwise transferable.

          2.7.6 Lone Wolf further covenants and agrees to take any and all necessary actions to cause the Registered Securities to comply with all rules and requirements of the Oklahoma Department or any other applicable state securities laws with regard to the issuance and sale of the shares of Lone Wolf Stock issued to the Shareholders at Closing hereunder.

     2.8 Zenex Employees. Prestige does not have any employees. Unless otherwise expressly provided herein, Lone Wolf shall have the right to cause Zenex to terminate or to retain any of the Employees of Zenex after the Closing, in its sole and absolute discretion. Any Employees who are terminated from employment by Zenex shall be subject to appropriate treatment accorded by any existing severance policy of Zenex (a copy of which has previously been provided to Lone Wolf by the Shareholders). Employees who continue employment with Zenex at the discretion of Lone Wolf after the Closing shall continue to be eligible for all employment benefits plans maintained by Zenex for the benefit of its employees, to the same extent and on the same basis as they enjoyed prior to the Merger under the specific provisions of each of Zenex's respective Employee Plans. Lone Wolf does not maintain any Employee Plans. Accordingly, Zenex Employees will not receive any additional or supplemental Employee Benefits by reason of the Merger. There will also be no reduction in the existing salary or wages of the Employees whose employment with Zenex is continued by Lone Wolf, after Closing, by reason of the Closing, and such retained Employees will continue to be paid at their then current salary and wages (i.e., in the same amounts paid to them by Zenex on the day prior to the Closing Date), subject to Lone Wolf's absolute right in its sole discretion to cause Zenex to increase or decrease such wages and salaries of such Employees after the Closing in any amount it sees fit, from time to time.

     2.9 Transfer and Surrender of the Shares by the Shareholders to Lone Wolf on the Closing Date. At the Closing on the Closing Date, Lone Wolf shall act as the exchange agent (the "Exchange Agent") to effect the exchange of the Shares owned by the Shareholders. Each of the Shareholders holding a Prestige stock certificate or certificates being converted to Lone Wolf Stock pursuant to the Merger shall, on the Closing Date, surrender such certificate or certificates to the Exchange Agent (or, if such certificate or certificates shall have been lost or destroyed, shall deliver to the Exchange Agent an Affidavit to such effect and a bond or indemnity agreement in form and substance satisfactory to the Exchange Agent with regard thereto), and each such holder shall be entitled upon such surrender (or upon such delivery) to receive from Lone Wolf, in exchange therefor their proportionate amount of the shares of Lone Wolf Stock to be exchanged for the Shares so surrendered by the Shareholders pursuant to the terms and provisions of Section 2.6, above. All of the Prestige stock certificates representing all of the issued and outstanding Shares shall be delivered by the Shareholders to the Exchange Agent on the Closing Date, duly endorsed in blank for transfer by each of the Shareholders, as to each of their respective share certificates, or accompanied by stock powers duly executed in blank for transfer, by each of the Shareholders as to each of their respective stock certificates representing all of the Shares owned by the Shareholders. Notwithstanding the tender or non-tender of the stock certificates by the Shareholders on the Closing Date, all Shares shall be and become void and shall cease to evidence any ownership interest or rights in Prestige on the Closing Date, having been converted pursuant to Oklahoma law to a right to receive the consideration expressly provided for in Section 2.6, above.

     2.10 Closing Date Deliveries by Lone Wolf. At the Closing, Lone Wolf shall execute and deliver to the Shareholders, or cause Acquisition Company to execute and deliver to the Shareholders, the following:

          2.10.1 The issuance and delivery of the Lone Wolf Stock to the Shareholders in proportion to their ownership of the Shares, in the manner and at the times required, pursuant to Section 2.6, above;

          2.10.2 A copy of the respective Board of Directors' Resolutions of Lone Wolf and of the Acquisition Company approving this Agreement and authorizing the Merger;

          2.10.3 A copy of the respective adopted By-Law Amendments and enacted Board of Directors' Resolution, each in form acceptable to the Shareholders, of Lone Wolf, Prestige and Zenex, respectively, as required by the provisions of Section 5.8 of this Agreement, below, to be provided to the Shareholders, on or before the Closing Date.

          2.10.4 Closing Certificate of Lone Wolf, as hereinafter defined, and required to be provided in Section 7.3 of this Agreement, below;

          2.10.5 The Certificate of Merger to be filed by Lone Wolf with the Oklahoma Secretary of State to evidence the consummation of the Merger of Acquisition Company with and into Prestige, with Prestige to be the Surviving Corporation; and

          2.10.6 Such other documents, assignments, transfers or officer's certificates as the Shareholders may deem reasonable and necessary for Lone Wolf to execute or deliver in order to fully effectuate the Merger contemplated by this Agreement under the circumstances.

     2.11 Closing Date Deliveries by Prestige, Zenex and the Shareholders. At the Closing, Prestige, Zenex and the Shareholders shall execute and deliver to Lone Wolf the following respective items, as stated below:

          2.11.1 Closing Certificate of Prestige, Zenex and of the Shareholders, respectively, as hereinafter defined, as required to be provided in Section
     6.3 of this Agreement, below;

          2.11.2 Certified copies of the Resolutions of the Board of Directors and of the Shareholders of Prestige and of Zenex, respectively, as required and represented by the provisions of Sections 3.1, 3.2 and 3.9, respectively, and pursuant to Section 6.1 of this Agreement, below;

          2.11.3 The Stock Certificates representing all of the issued and outstanding Shares, duly endorsed in blank for transfer, or accompanied by stock powers duly endorsed in blank for transfer, by each of the Shareholders as to their respective common stock certificates collectively representing all of the Shares owned by each of the Shareholders;

          2.11.4 Copies certified by the Oklahoma Secretary of State of the Certificate of Incorporation of Prestige and of Zenex, respectively, and copies of the By-Laws of Prestige and Zenex, respectively, certified to be true and correct by the Secretary of Prestige and of Zenex, respectively, as required to be provided by Prestige and Zenex, respectively, to Lone Wolf pursuant to Sections 3.1 and 3.2, respectively, of this Agreement;

          2.11.5 Copies of all insurance policies required to be provided by Prestige and Zenex to Lone Wolf pursuant to Section 3.16 of this Agreement;

          2.11.6 The Resignations executed by all of the respective members of the Board of Directors and all respective officers of Prestige and Zenex prior to the Closing Date, resigning from membership on Prestige's and Zenex's respective Board of Directors and from all of the officer positions held by them, respectively, in Prestige and Zenex, effective at the Effective Time;

          2.11.7 Certificate of Merger to be filed with the Oklahoma Secretary of State to evidence the consummation of the Merger pursuant hereto, as required by the applicable provisions of the OGCA, duly executed by Lone Wolf and Prestige; and

          2.11.8 Such other documents, assignments, transfers or officers' certificates as Lone Wolf may deem reasonable and necessary for Prestige, Zenex or the Shareholders to execute or deliver in order to fully
     effectuate   the  Merger   contemplated   by  this   Agreement   under  the
     circumstances.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                     OF THE SHAREHOLDERS, PRESTIGE AND ZENEX

     The Shareholders, Prestige and Zenex, respectively, do each hereby specifically covenant and agree to prepare and deliver to Lone Wolf, on or before the date of this Agreement, complete and correct copies of each of the Exhibits required to be provided to Lone Wolf by the terms and provisions of this Article III, below, namely, Exhibits 3.2, 3.5-3.12, 3.15-3.17, 3.20 and
3.24. The Shareholders, Prestige and Zenex also do each, respectively, to the extent applicable below, as the case may be, represent and warrant to Lone Wolf, as of the date of this Agreement and as of the Closing Date hereunder, as follows:

     3.1 Organization and Standing of Prestige and Zenex. Each of Prestige and of Zenex is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and has all requisite power and authority (corporate and other), and is duly qualified and licensed and possess all respective licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its respective assets and properties and to conduct its respective business as now being conducted by it, including, without limitation, the full power and authority for Zenex to provide long distance calling cards and service in the telecommunications industry and for Prestige and Zenex, respectively to enter into and perform its respective obligations under this Agreement and the transactions contemplated hereby. Each of Prestige and Zenex is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its respective ownership or leasing of property or the conduct of its respective business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, operations, business or prospects of Prestige or Zenex, respectively. Other than Prestige's ownership of all of the issued and outstanding capital stock of Zenex, neither Prestige nor Zenex owns any equity interest, directly or indirectly, in any corporation, limited liability company, partnership, joint venture, firm or other entity, of any kind or nature. All approvals for this Agreement and the Merger required to be obtained from the Board of Directors or the Shareholders of Prestige or of Zenex under their respective Certificates of Incorporation or By-Laws, or under the OGCA or other applicable law, have been obtained. Each of Prestige and Zenex has delivered to Lone Wolf complete and correct copies of its respective Certificate of Incorporation, as certified to by the Secretary of State of Oklahoma, and of its respective By-Laws, as certified to by the Secretary or Assistant Secretary of Prestige or Zenex, respectively, as in effect on the Closing Date.

     3.2 Capitalization of Prestige and of Zenex. The authorized capital stock of Prestige consists of Fifty Thousand (50,000) Shares of Common Stock, par value, $1.00 per share, ("Prestige Stock"), of which Ten Thousand (10,000)
shares are issued and outstanding (the "Shares") and are all owned by the Shareholders. None of the capital stock of Prestige is held in its treasury. The authorized capital stock of Zenex consists of 4,000,000 shares, divided into 1,000,000 shares designated as Common Stock, par value, $0.01 per share, and 3,000,000 shares designated as Preferred Stock, par value, $0.001 per share. Six Hundred Thirty-Five Thousand Two Hundred Ninety-Five (635,295) shares of the Zenex Common Stock are issued and outstanding ("Zenex Stock") and are all owned by Prestige. None of the shares of Zenex Preferred Stock have ever been issued. Twenty-Nine Thousand Seven Hundred Five (29,705) shares of Zenex Stock are held in its treasury. No share of the capital stock of Prestige or of Zenex has been reserved for any purpose. All of the issued and outstanding Shares of the Prestige Stock and all of the Zenex Stock, respectively, are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights. The Shareholders are the record and beneficial owners of all of the issued and outstanding Shares of the Prestige Stock. Except as set forth and fully described on Exhibit 3.2, which is attached hereto, all of the Shares are held by the Shareholders and all of the Zenex Stock is held by Prestige, respectively, free and clear of all liens, encumbrances, pledges, options, charges, claims, security interests, agreements, equities and assessments whatsoever, with the Shareholders having full right and authority to sell, assign, transfer and deliver the Shares as herein provided. The Shareholders own the Shares of Stock in the respective amounts and in the manner respectively set forth and described opposite their names on Exhibit 3.2, which is attached hereto. There are no outstanding securities convertible into or exchangeable for the capital stock of either Prestige or Zenex, respectively, and there are no outstanding options, rights (pre-emptive or otherwise), or warrants to purchase or to subscribe for any equity securities of either
Prestige or Zenex, respectively. There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase  or  transfer  of the  capital  stock of  either  Prestige  or Zenex, respectively, or any equity securities of either Prestige or Zenex, respectively, except as expressly provided for and described in this Agreement.

     3.3 Trade Names. No other person, firm or corporation is presently using or claiming, or has the right to use or claim, any of the following trade names:
"Prestige Investments, Inc.," Zenex Long Distance, Inc." or "Zenex Communications, Inc.," or to any of the trademarks, logos or symbols used by either Prestige or Zenex in conjunction with said trade names, respectively. Neither Prestige nor Zenex have conferred any right or license to use any of the aforesaid trade names, trademarks, logos, or symbols on any other person, firm or corporation. After the Closing Date, the Shareholders shall forego and not make a claim to any right, title or interest in or to the use of the trade names listed above in this Section, or any trademarks, logos or symbols currently used or previously used by Prestige, Zenex or the Shareholders in conjunction with any of those said trade names or otherwise in any manner in conjunction with the business being currently conducted by Zenex.

     3.4 Financial Statements. Prestige has delivered to Lone Wolf and identified by reference to this Section 3.4, each of the following financial statements: (i) the unaudited annual financial statements of Prestige and of Zenex, respectively (consisting of a balance sheet and the related income statements), prepared internally by Prestige and Zenex, respectively, as of and for the fiscal year ending December 31, 1999; and (ii) the unaudited internal financial statements of Prestige and Zenex, respectively (consisting of a balance sheet and the related income statements) as of and for the period ending March 31, 2000 (collectively, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of Prestige and Zenex, respectively, as of the dates and for the periods indicated therein, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise set forth therein, and in accordance with the books and records of Prestige and Zenex, respectively. The Financial Statements contain certain estimates of expenses pertaining to carrier-related charges that are material to those Statements. The respective books and records of Prestige and Zenex, on the basis of which such Financial Statements were prepared, fully and fairly reflect all of the respective transactions of Prestige and Zenex, and are complete and correct in all material respects. The respective books of account of Prestige and Zenex reflect substantially all of their respective, material items of income and expense, and substantially all of their respective, material assets, liabilities and accruals, and are maintained in form and substance adequate for preparing audited Financial Statements in accordance with generally accepted accounting principles.

     3.5 Liabilities. To the knowledge of Prestige, Zenex or the Shareholders, neither Prestige nor Zenex has indebtedness, obligation or liability, contingent or otherwise, i.e. Liabilities, whether due or to become due, which is required by generally accepted accounting principles to be reflected in the Financial Statements, or which is material, except (i) those reflected in their respective Financial Statements, (ii) those individual Liabilities subsequently, respectively, incurred by them in the Ordinary Course of Business, or (iii) those set forth in Exhibit 3.5 to this Agreement. All deposit accounts and notes payable, and other Liabilities of Prestige or of Zenex, respectively, are current and not in default.

     3.6 Taxes. Except for calendar year 1999, to the best of the knowledge and belief of Prestige and Zenex, each has fully filed with the appropriate governmental agencies, all tax reports and returns required to be filed, including, without limitation, all federal, state and local income, franchise, sales and property tax returns. A complete and accurate copy of the 1998 Return has previously been provided to Lone Wolf. Each of Prestige and Zenex has duly paid in full, or made adequate provision for the payment of, all taxes and other charges shown on all Returns to be due or claimed to be due in regard to such tax returns by federal, state or local taxing authorities. There are no federal, state or local tax liens upon any of the Property or assets of either Prestige or Zenex. All of such reports and Returns are true, correct and complete in all material respects. All of the tax liabilities of Prestige and Zenex for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full and to the extent tax liabilities have accrued but not become payable, they are properly reflected on the books of Prestige and Zenex, respectively, or in the Financial Statements. No income, franchise, sales or property tax return of either Prestige or Zenex is currently being audited by the Internal Revenue Service or any other taxing authority having jurisdiction over Prestige or Zenex. Except as set forth on Exhibit 3.6 hereto, neither Prestige nor Zenex is a party to, or bound by, or has any obligation under any tax sharing or similar agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any state or federal income tax return of either Prestige or Zenex for any period. Neither Prestige nor Zenex is a party to any action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes by any governmental authority has been asserted against either Prestige or Zenex. All federal or state income taxes that either Prestige or Zenex is or was required by applicable laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other Person who is entitled by law to receive such withholding.

     3.7 Property and Assets. Neither Prestige nor Zenex owns any real property and the real property leased by Zenex has never been owned by Zenex. Prestige and Zenex each has good and marketable title to all of its respective Property. The Property is in good operating condition and repair, normal wear and tear excepted. Other than the Tariffs set forth on Exhibit 3.24 hereto, the assets set forth on Exhibit 3.7 attached hereto, is a complete and accurate listing of all of the Property of Prestige and Zenex, respectively.

     3.8 Litigation and Proceedings.  Except as set forth in Exhibit 3.8 hereto,
(i) there is not pending any legal, administrative, arbitration, governmental or other proceeding to which any of the Shareholders, Prestige or Zenex is a party, or, to the knowledge of the Shareholders, or of Prestige or Zenex, is threatened to be made a party; (ii) none of the Shareholders, Prestige or Zenex is under any investigation to their respective knowledge with respect to, or is charged with any violation or alleged violation of, any federal, state, local or other law or regulation; (iii) neither any of the Shareholders, Prestige nor Zenex, respectively, is subject to any order of any federal, state, or local court or other governmental agency not generally applicable to entities engaged in the same business as Zenex; (iv) no one has asserted, and to the knowledge of the Shareholders, Prestige or of Zenex, no one has grounds to assert any material claims against any of the Shareholders, Prestige or Zenex, based upon the wrongful action or inaction of any of the Shareholders, Prestige or Zenex, or any of the respective officers, directors, agents or employees of Prestige or Zenex; and (v) no one has asserted and, to the knowledge of the Shareholders, Prestige or Zenex, there do not exist grounds for any claims against any of the Shareholders, Prestige or Zenex which have resulted or may result in litigation that will prevent or delay the consummation of the transactions contemplated by this Agreement.

     3.9 Authority. Each of the Shareholders, Prestige and Zenex, respectively, has full power and authority to carry out the transactions provided for in this Agreement on the terms and conditions set forth herein. The respective execution and delivery by Prestige and Zenex of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of Prestige, Zenex, and each of the Shareholders, respectively, in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Except as listed on Exhibit 3.9 hereto, neither the execution and delivery of this Agreement, nor the consummation by the Shareholders, Prestige or Zenex, respectively, of the transactions contemplated hereby in accordance with the terms and conditions hereof, nor the respective compliance by the Shareholders, Prestige and Zenex with any of the provisions hereof, will violate, conflict with, result in a breach of, constitute a default under, accelerate the performance required by the terms of, or permit the termination of any order, writ, injunction, decree, statute, rule, regulation or policy guidelines applicable to the Shareholders, Prestige or Zenex, respectively, or any contract, agreement, indenture or instrument to which any of the Shareholders, Prestige or Zenex is a party or by which any of the Shareholders, Prestige or Zenex is bound or committed or the respective Certificate of Incorporation or Bylaws of Prestige or Zenex. Except for the approvals contemplated by this Agreement, none of the Shareholders, nor Prestige nor Zenex is required to obtain any consent, approval, order or authorization of, or to effect any registration, declaration or filing with, any governmental authority, or court, or under any contract, agreement, indenture or instrument to which any of the Shareholders or Zenex is a party, or by which any of them is bound or committed in connection with the execution and delivery of this Agreement, or the consummation of the Merger or the other transactions contemplated hereby.

     3.10 Absence of Certain Changes. Except as set forth in Exhibit 3.10 hereto or permitted by this Agreement, since March 31, 2000, none of the following actions, changes or matters has been taken by or transpired with regard to either Prestige or Zenex:

          3.10.1 any material adverse change in the financial condition, operations, business or prospects of either Prestige or Zenex, respectively, either individually or taken as a whole, other than changes which are the result of changes in laws or regulations, conditions affecting the economy generally or other factors affecting the medical technology industry in general;

          3.10.2 any sale, assignment, transfer, purchase or other disposition of any tangible or intangible asset of either Prestige or Zenex, except in the Ordinary Course of Business consistent with past practice, and for fair and adequate consideration;

          3.10.3 any suffering of any damage, destruction, or loss, whether as the result of fire, explosion, tornado, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot or act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance, materially and adversely affecting the business, property, or assets of either Prestige or Zenex;

          3.10.4 any increase in the compensation payable or to become payable by either Prestige or Zenex to any of its directors, officers, employees, agents, consultants, or any bonus granted to any such persons, except in the Ordinary Course of Business consistent with past practice;

          3.10.5 any material change in the method of recordkeeping employed by either Prestige or Zenex;

          3.10.6 any issuance or sale by either Prestige or Zenex of any corporate debt securities, or any borrowings of money or other pledging of any of their respective credit except in the Ordinary Course of Business consistent with past practice;

          3.10.7 any occurrence of any other material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the Ordinary Course of Business;

          3.10.8 any mortgage, pledge, or subjecting to Lien, claim, security interest, charge, Encumbrance, or restriction (other than Permitted Title Exceptions) of any of the assets or properties of either Prestige or Zenex;

          3.10.9 any discharge or satisfaction of any Lien, mortgage, pledge, claim, security interest, charge, Encumbrance, or restriction or payment of any obligation or liability (absolute or contingent), of either Prestige or Zenex, other than in the Ordinary Course of Business;

          3.10.10 any declaration or payment of dividends by either Prestige or Zenex on its respective capital stock;

          3.10.11 any cancellation or compromise by either Prestige or Zenex of any material debt or claim, other than in the Ordinary Course of Business or upon payment in full;

          3.10.12 any waiver by either Prestige or Zenex of any material rights of value, other than in the Ordinary Course of Business or upon payment in full;

          3.10.13 except in the Ordinary Course of its Business, any entering into, or agreeing to enter into, any agreement or arrangement granting any preferential right to purchase any of their respective assets, properties, or rights or requiring the consent of any party to the transfer and assignment of any such respective assets, properties, or rights;

          3.10.14 any entering into of any material transaction, contract, or commitment outside the Ordinary Course of its Business;

          3.10.15 any introduction of any material change with respect to the operation of its Business, including, without limitation, its method of accounting (exclusive of changes generally applicable to the telecommunications industry such as, without limitation, changes in licensing statutes, rules and regulations, changes in accounting principles, rules and practices and changes in tax laws and regulations, and the prevailing interpretation of any thereof);

          3.10.16 any receipt of notice or knowledge of, or reason to believe that any labor unrest exists among any of the Employees, or that any group, organization or union has attempted to organize any of the Employees;

          3.10.17 any failure to keep and operate Zenex's business organization intact and to seek to preserve the goodwill of its customers, suppliers and others with whom it has business relations;

          3.10.18 any making by either Prestige or Zenex of any capital expenditure or capital addition or betterment in excess of $10,000 per respective project;

          3.10.19 any making by either Prestige or Zenex of any loan or discount or entering into a financing lease (A) which has not been made for good, valuable and adequate consideration in the Ordinary Course of Business, and
     (B) which has not been evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be;

          3.10.20 any agreement to do any of the foregoing; or

          3.10.21 any issuance, transfer, sale, assignment or conveyance of any shares of either Prestige's or Zenex's capital stock.

     3.11 Employee Benefit Plans. Unless disclosed in Exhibit 3.11 hereto, neither Prestige nor Zenex has any Employee Plans. Except as is disclosed in this Agreement, there are no pending or, to the knowledge of either Prestige or Zenex, any threatened claims by or on behalf of Prestige or Zenex, by any employee involving the alleged breach of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of Prestige or Zenex under ERISA or any other law, nor, to the knowledge of Prestige or Zenex, is there any basis for such a claim.

     3.12 No Impending Material Adverse Events. Unless disclosed in Exhibit 3.12 attached hereto, as of the date hereof, neither the Shareholders, Prestige nor Zenex has knowledge of any impending loss of Zenex's business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the financial condition, results of operations, business, or prospects of Zenex, other than changes which are the result of changes in laws or regulations or other factors affecting the telecommunications industry in general

     3.13 Books and Records. The minute books of Prestige and of Zenex, respectively, reflect accurately all significant action ever taken by the respective Shareholders and Board of Directors (or any committee thereof), of Prestige or Zenex.

     3.14 Full Disclosure. None of the information concerning Prestige or Zenex contained in this Agreement and the Exhibits and schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered to Lone Wolf by or on behalf of Prestige, Zenex or the Shareholders, as contemplated by any provision of this Agreement, or in any of the applications or documents to be filed with governmental agencies in connection with obtaining the Tariffs, or for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

     3.15 Significant Agreements. Except as set forth in Exhibit 3.15 hereto, neither Prestige nor Zenex is a party to (in its own name or as a successor in interest) nor bound by any written or oral:

          3.15.1 contracts or commitments involving employment, consulting, deferred compensation, profit sharing, pension, bonus, retirement, percentage compensation, incentive compensation, service award, severance payment, employee benefit, or stock options or warrants;

          3.15.2 leases or licenses with respect to any property, real or personal, as lessor, lessee, licensor, or licensee, except leases of personal property with either Prestige or Zenex, as lessee, with rental payments of less than $5,000 per annum in the aggregate;

          3.15.3 contract or commitment for capital expenditures in excess of $50,000 for any one project;

          3.15.4 material contract or commitment made other than in the Ordinary Course of Business for the purchase of materials or supplies or for the performance of services for a period extending beyond June 30, 2000;

          3.15.5 contract or option for the purchase of any real or personal property other than in the Ordinary Course of Business;

          3.15.6 letter of credit or guarantee agreement;

          3.15.7 collective bargaining or other agreement entered into with any union or other entity representing employees;

          3.15.8 contract or commitment to (a) acquire investment securities in excess of $5,000, or (b) to extend credit in excess of $5,000, in each case for any one contract or commitment; or

          3.15.9 contracts, commitments, or agreements not otherwise described in Subsections 3.15.1 - 3.15.8, above, made other than in the Ordinary Course of Business, in an amount with a value of more than $5,000 in the aggregate.

     Each of Prestige and Zenex has performed in all material respects all material obligations required to be performed by it to date, and is not in default under, and no event has occurred which, with the lapse of time or action by a third party, would result in a default under, any presently outstanding indenture, mortgage, lease, contract, commitment, or agreement to which either Prestige or Zenex is a party, or by which either is bound and which is material, or is set forth in Exhibit 3.15 hereto, and each such presently outstanding indenture, mortgage, lease, contract, commitment, or agreement is a valid, legally binding obligation of either Prestige or Zenex, and the other party or parties thereto.

     3.16 Insurance. Exhibit 3.16 hereto lists the insurance policies which either Prestige or Zenex has in full force and effect with respect to its respective assets and business. Unless disclosed in Exhibit 3.16, since March 31, 2000, neither Prestige nor Zenex has received any notice of cancellation with respect to any of its respective insurance policies or bonds, and within the last three (3) years neither Prestige nor Zenex has been refused any insurance coverage sought or applied for (except where the refusal of coverage relates to an insurer's ceasing generally to offer a particular type of coverage), and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire.

     3.17 Transactions with Affiliated Persons. Except as listed in Exhibit 3.17 hereto, or elsewhere in this Agreement, no"Affiliate" of either Prestige or Zenex has engaged in any material transactions with either Prestige or Zenex.

     3.18 Brokers. None of the Shareholders nor Zenex has retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker, finder or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby.

     3.19 No Default. None of the Shareholders, nor Prestige, nor Zenex, is in default under and no event has occurred which, with the lapse of time or action by a third party, would result in a default under the terms of (i) any judgment, decree, order, or writ of any agency of any government or court, whether federal, state or local and whether at law or in equity, or (ii) any license, permit, rule or regulation of any federal or state or local governmental agency which default would have a materially adverse effect upon the financial condition, results of operation, business, properties or marketing efforts of Zenex.

     3.20 Hazardous Materials. Except as set forth on Exhibit 3.20, attached hereto, to the best knowledge of Prestige or Zenex, no "Hazardous Materials" (as hereinafter defined) has been disposed of, buried beneath, or percolated beneath the real property, or improvements thereon, owned or leased now or during the last five years by Prestige or Zenex, respectively (the "Real Property"), nor has any Hazardous Materials ever been removed from and stored off-site of the Real Property. Further, to the best knowledge of Prestige or Zenex, there has been no "Release" (as hereinafter defined) of any Hazardous Materials on or from the Real Property or any improvements thereon. To the best of its respective knowledge, each of Prestige and Zenex is in material compliance with all applicable federal, state and local laws, administrative rulings, and regulations of any court, administrative agency or other governmental or quasi-governmental authority, relating to the protection of the environment (including, but not limited to, laws prohibiting the creation of a public nuisance). Neither Prestige nor Zenex has received notification from any governmental entity or a private citizen acting in the public interest that it is a potentially responsible party under Section 107 of the Comprehensive
Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or Section 7003 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and none of them has received notification from any federal, state, or local government agency, or regulatory body, of a violation. The term "Environmental Laws" for the purposes of this Agreement, shall include, without limitation, the Clean Air Act, 42 U.S.C. ss.7401, et seq.; the Clean Water Act, 33 U.S.C. ss.1251, et seq., and the Water Quality Act of 1981; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.136 et seq.; the Marine, Protection, Research and Sanctuaries Act, 33 U.S.C. ss.1401, et seq.; the National Environmental Policy Act, 42 U.S.C. ss.4321, et seq.; the Noise Control Act, 42 U.S.C. ss.4901, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651, et seq.; the RCRA, 42 U.S.C. ss.6901, et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq.; CERCLA, 42 U.S.C. ss.9601, et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community-Right-to-Know Act; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss.2601, et seq. and the Atomic Energy Act, 42 U.S.C. ss.2011, et seq., all as may have been amended as of the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement. The term "Environmental Laws" shall also include all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" shall include, without limitation, any hazardous substance, pollutant, or contaminants regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquified natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material; special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws. The term "Release" shall have the meaning given to such term in Section 101(22) of CERCLA.

     3.21 Books and Records. The books of account, minutes books, stock record books and other records of Prestige and of Zenex, all of which have been made available to Lone Wolf, are complete and correct and have been maintained in accordance with sound business practices. At the Closing hereunder, all of those books and records will be in possession of Prestige and delivered to Lone Wolf.

     3.22 No Injunctions or Orders. Neither Prestige nor Zenex is a party to any agreement, and neither Prestige nor Zenex is subject to nor, to the knowledge of either Prestige or Zenex, respectively, threatened with, any injunctions of any court or orders of any federal, state or municipal court, governmental department, commission, board, bureau, agency or instrumentality, which would limit or otherwise adversely affect Zenex's ability to conduct its business in the ordinary course, or would limit or otherwise adversely affect Lone Wolf's ability to conduct the Business of Zenex after the Closing substantially as it is currently being conducted by Prestige and Zenex.

     3.23 Intellectual Property. Zenex owns, or has licenses to use, any and all Know-How, Patents, Technology, trademarks, copyrights or other Intellectual Property rights required for the operation of the Business.

     3.24 Tariffs. Exhibit 3.24 attached hereto, sets forth a list of all tariffs, licenses, consents, permits, approvals and authorizations of all governmental authorities (collectively, the "Tariffs") owned by Zenex. All Tariffs are in full force and effect and are all of such authorizations required for the operation of Zenex's Business. Zenex has complied with the terms of the Tariffs and there are no pending matters or actions which could adversely affect the operation of Zenex's Business. The change in ownership of the stock of Prestige from the Shareholders to Lone Wolf will require the consent and approval of most of the governmental authorities which regulate the Tariffs. Neither Prestige nor Zenex knows of any reason why such approvals will not be granted by all such governmental authorities as to all of the respective Tariffs in the ordinary course of business. The Tariffs, and all amendments thereto, will be delivered to Lone Wolf at the Closing.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF LONE WOLF

     Lone Wolf hereby makes the following representations and warranties to each of the Shareholders as of the date of this Agreement, and as of the Closing Date, as follows:

     4.1 Organization and Standing of Lone Wolf. Lone Wolf is a corporation organized, validly existing and in good standing under the laws of the State of Colorado. Lone Wolf has all requisite corporate power and authority and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to enter into and perform under this Agreement and the transactions contemplated hereby. All approvals, if any, required to be obtained from the Board of Directors of Lone Wolf under Lone Wolf's Certificate of Incorporation and By-laws or applicable law have been obtained or will be obtained prior to the Closing Date. All of the shares of Lone Wolf Common Stock to be issued to the Shareholders on the Closing Date hereunder by Lone Wolf pursuant to Section 2.6, above, shall not have been issued in violation of any pre-emptive rights, and shall be free and clear of all liens, encumbrances, pledges, options, charges, claims, security interests, agreements, equities and assessments whatsoever.

     4.2 Authority. Each of Lone Wolf and Acquisition Company has full corporate power and authority to carry out the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Lone Wolf and by Acquisition Company, respectively, have been, or will be prior to the Closing Date, duly and validly authorized by all necessary respective, corporate action. This Agreement constitutes a valid and legally binding obligation of Lone Wolf and of Acquisition Company, enforceable against Lone Wolf and Acquisition Company, respectively, in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Neither the execution and delivery of this Agreement, nor the consummation by Lone Wolf of the Merger and the other transactions contemplated hereby, will conflict with, require a consent under, or result in a breach of, any terms, condition or provision of, or constitute a default under, (a) the Certificate of Incorporation or Bylaws of Lone Wolf, (b) any agreement, indenture, mortgage, deed of trust, lease, license or other instrument to which Lone Wolf is a party or by which it is bound, or any license, permit or certificate held by it, or (c) any applicable provision of law or any rule or regulation of any federal, state or local administrative agency or governmental authority applicable to Lone Wolf, or material order, judgment or decree to which Lone Wolf is subject.

     4.3 Brokers. Lone Wolf has not retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker or finder in connection with this Agreement, or the Merger or the other transactions contemplated hereby.

     4.4 Legal Proceedings. Lone Wolf is not engaged in, nor is there pending or, to Lone Wolf's knowledge, threatened, any action, dispute, claim, litigation, arbitration, investigation or other proceeding at law or equity or before any governmental or other administrative agency which could materially and adversely affect Lone Wolf's ability to perform any of its payment or other obligations hereunder or the transactions contemplated by this Agreement, or which would otherwise materially adversely affect the financial well being of Lone Wolf, or its opportunity to successfully operate from and after the Closing Date. Lone Wolf is not under any investigation to its knowledge with respect to, or is charged with any violation or alleged violation of, any federal, state, local or other law or regulation including, without limitation, any securities laws, or SEC regulations. Lone Wolf is not subject to any order of any federal, state or local court or any other governmental agency not generally applicable to entities engaged in the same business as Lone Wolf. No one has asserted, and to the knowledge of Lone Wolf, no one has grounds to assert any material claims against Lone Wolf based upon the wrongful action or inaction of any of Lone Wolf's officers, directors, agents or employees.

     4.5 Consents and Approvals. No consents or approvals of or filings or registrations with, or notices to any governmental agency, commission or authority are necessary, and no waiting periods related thereto are required to expire, in connection with (i) the execution and delivery by Lone Wolf of this Agreement and (ii) the consummation by Lone Wolf of the transactions contemplated hereby.

     4.6 Adequate Financial Resources. The financial resources of Lone Wolf are sufficient to allow Lone Wolf to fund all of its obligations under this Agreement.

     4.7 Full Disclosure. None of the information concerning Lone Wolf contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of Lone Wolf as contemplated by a provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

     4.8 Ownership of Acquisition Company; No Prior Activities. Acquisition Company is a wholly-owned direct subsidiary of Lone Wolf created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for the obligations or liabilities incurred in connection with its incorporation and organization and the transactions contemplated by this Agreement, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquisition Company has not or will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any material obligations or liabilities, or engaged in any material business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     4.9 Capitalization of Lone Wolf. The authorized capital stock of Lone Wolf consists of One Hundred Million (100,000,000) Shares of Common Stock, par value $0.001 per share ("Lone Wolf Common Stock"), of which Seventeen Million Two Hundred Seventy Thousand (17,270,000) Shares are issued and outstanding, and Twenty Million (20,000,000) Shares of Preferred Stock, par value $0.001 per share, of which none are issued and outstanding. None of the capital stock of Lone Wolf is held in its treasury. No share of the capital stock of Lone Wolf has been reserved for any purpose. All of the issued and outstanding shares of Lone Wolf Common Stock are duly and validly authorized and issued, fully paid and non-assessible and have not been issued in violation of any pre-emptive rights. There are no outstanding securities convertible into or exchangeable for the capital stock of Lone Wolf, and there are no outstanding options, rights (pre-emptive or otherwise), or warrants to purchase or to subscribe for any equity securities of Lone Wolf, except for an aggregate of (i) 500,000 shares of Common Stock issuable to ChurchLink.com, Inc., (ii) 2,000,000 shares of Common Stock issuable to Ensynq, Inc., (iii) 500,000 shares issuable pursuant to an option granted to Federal Bank Centre; (iv) 600,000 shares issuable to Joyce Boyer, and (v) 750,000 shares of Common Stock possibly issuable to Dean Guise. There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of Lone Wolf, or any equity securities of Lone Wolf, except as expressly provided for and described in this Agreement.

     4.10 Compliance with Laws and Orders. Lone Wolf has duly filed with the SEC, and any other applicable federal or state regulatory authorities, as the case may be, in correct form the reports required to be filed by, and is in material compliance in all material respects with all federal and state laws, rules, regulations, policy guidelines, orders and requirements applicable to it to include, without limitation, all federal and state securities laws and regulations and all such reports were in all material respects true, correct, complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and Lone Wolf has previously delivered or made available to Prestige and Zenex accurate and complete copies of all such reports.

     4.11 No Default. Lone Wolf is not in default under and no event has occurred which, with the lapse of time or action by a third party, would result in a default under the terms of (i) any judgment, decree, order, or writ of any agency of any government or court, whether federal, state or local and whether at law or in equity, or (ii) any license, permit, rule or regulation of any federal or state or local government agency which default would have a materially adverse effect upon the financial condition, results of operation, business, properties, assets or marketing efforts of Lone Wolf.

     4.12 Improper Payments. None of the officers, directors, agents or employees of Lone Wolf, nor, to the knowledge of Lone Wolf, any other person or entity (including, without limitation, any Affiliate of Lone Wolf) acting on behalf of Lone Wolf, in any case for which such action may be attributable to Lone Wolf, has directly or indirectly, on behalf of or with respect to Lone Wolf, (i) made any political contributions with funds of Lone Wolf, (ii) made any payment which was not legal to make or which was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which was not legal for the payor to make, (iv) executed any material transaction or payment which is not properly booked in accordance with generally accepted accounting principles, or (v) had any off-book bank or cash accounts of which Lone Wolf was the beneficial owner.

                                    ARTICLE V
                 FURTHER COVENANTS AND AGREEMENTS OF THE PARTIES

     5.1 Conduct of Business. The Shareholders, Prestige and Zenex, respectively, warrant and covenant to Lone Wolf that, between the date of this Agreement and the Closing Date, the Business of Zenex shall (except with the prior written approval of Lone Wolf) be conducted in accordance with the following provisions:

          5.1.1 Except as contemplated by this Agreement, Zenex shall not engage in any transaction or incur any obligations except in the Ordinary Course of Business consistent with good corporate and telecommunications industry practices. Zenex shall use its best efforts to maintain in effect all approvals, licenses and authorizations from all federal and state regulatory bodies and officials, including, without limitation, the FCC, and all other rights, approvals and consents required to carry on their respective business as now being conducted it.

          5.1.2 The Shareholders, Prestige and Zenex shall each use their respective best efforts to maintain and preserve the business organization of Zenex intact (including, to the extent consistent with good business practice under the circumstances, the retention of Zenex's Employees) and maintain Zenex's relationships and goodwill with suppliers, borrowers, Employees and others having business relationships with Zenex so that they will be preserved for Lone Wolf and Zenex on and after the Closing Date.

          5.1.3 Each of Prestige and Zenex shall be maintained at all times as a corporation duly organized, validly existing and in good standing and each shall be qualified to conduct its respective business as now being conducted in accordance with all applicable laws.

          5.1.4 Prestige and Zenex, respectively, shall take all steps reasonably necessary to maintain in force all of Zenex's existing casualty, liability and other insurance policies and fidelity bonds with respect to its Business, properties, employees and agents, or replace them with substantially similar policies and bonds providing substantially the same coverage.

          5.1.5 Neither Prestige nor Zenex shall make any change in its method of accounting or in its applications of generally accepted accounting principles from the methods consistently applied throughout the periods covered by the Financial Statements referred to in Section 3.4 of this Agreement, except for changes required by changes in generally accepted accounting principles and changes in applicable regulatory requirements.

          5.1.6 The Shareholders, Prestige and Zenex shall, at their sole cost and expense, maintain all of Zenex's properties in their present repair, order and condition, ordinary wear and tear excepted.

          5.1.7 Neither Prestige nor Zenex shall (i) amend its Certificate of Incorporation or Bylaws, except as specified herein, or as consented to in advance by Lone Wolf, (ii) or merge or consolidate with or into any other corporation, (iii) effect any stock split, or change in any manner the rights of the holders of its capital stock or the character of its business or (iv) elect any additional directors or officers.

          5.1.8 Neither Prestige nor Zenex shall redeem or issue any of its capital stock or securities or enter into any agreement providing for or granting any option, warrant, call, commitment or any agreement of any character relating to the purchase, sale, redemption or issuance of the equity or debt securities of Prestige or Zenex, respectively, nor shall either Prestige or Zenex declare or pay any cash or stock dividends on any of their respective shares of issued and outstanding capital stock.

          5.1.9 Neither the Shareholders, Prestige nor Zenex shall take any action or omit to take any action which, to their respective knowledge, will cause a material breach of any of their respective contracts, commitments or obligations, including, but not limited to, their respective obligations under this Agreement.

          5.1.10 Except as set forth on Exhibit 5.1, neither the Shareholders, Prestige nor Zenex will (i) grant any increase in compensation or pay any bonus to any of their respective officers or other employees except in the Ordinary Course of Business and in accordance with past practices and/or except as provided for by contracts in existence as of the date of this Agreement; or (ii) enter into, amend or alter any bonus, incentive compensation, profit sharing, stock purchase, stock option, retirement, pension, group insurance, death benefit or other fringe benefit, arrangement or trust agreement for the benefit of officers or other employees of Zenex, or any employment or consulting agreement thereof; or (iii) increase the staff of Zenex, or (iv) pay any deferred compensation to any of the directors, officers or employees of Zenex.

          5.1.11 Each of the Shareholders, Prestige and Zenex shall exercise good faith and use their respective best efforts to duly comply with all laws and regulations applicable to them and to the conduct of Zenex's Business, including the applicable FCC and state telecommunications regulatory rules and regulations, and all applicable equal opportunity, anti-discrimination and sexual harassment statutes and regulations regarding employment practices. Prestige and Zenex shall each file all of its tax returns and pay all of the respective taxes required of them when due and shall not extend or agree to the extension of any statutes of limitations with regard to such returns or taxes.

          5.1.12 Without limiting any of the foregoing covenants, the Shareholders, Prestige and Zenex shall conduct the Business and affairs of Zenex until the Closing hereunder in such manner that all of the representations and warranties contained in Article III of this Agreement required to be true at such time shall be true at such time, and so that all of their agreements and conditions contained in this Agreement required to be performed by such time are so performed.

          5.1.13 Neither Prestige nor Zenex shall (i) incur, or guarantee any additional borrowings of any person or (ii) pledge any of its respective assets, except, in each such case in the Ordinary Course of Business and consistent with current business practice, and good corporate and telecommunications industry practices.

          5.1.14 Zenex shall not purchase, or sell, or contract to sell any of its assets except in the Ordinary Course of Business, consistent with its current business practice.

          5.1.15 Between the date of this Agreement and the Closing Date, neither Prestige nor Zenex shall take any of the actions, or allow any of the changes or matters to transpire which are set forth above in Section
     3.10 of this Agreement.

     5.2 Due Diligence. Lone Wolf will have the right to perform its due diligence on Prestige and Zenex until May 1, 2000 ("Due Diligence Period"). During the Due Diligence Period, the Shareholders, Prestige and Zenex will provide Lone Wolf free and complete access during all of its regular business hours to all material information in their possession and control with regard to the ownership and operation of Zenex, including, without limitation, all audited and unaudited financial statements of Prestige and Zenex, all contracts, leases and other material agreements to which Prestige or Zenex is a party, all employment agreements of Zenex, any and all consulting agreements of Zenex, all files pertaining to any and all real estate leased by Zenex, complete copies of any and all title insurance policies, casualty insurance policies, and all other insurance policies of any kind or nature maintained by Prestige or Zenex, all inspections, reports, environmental audits or other analyses of any kind or nature pertaining in any manner to any assets of Prestige or Zenex, full and complete disclosure of any and all litigation in which Prestige or Zenex is involved either as a plaintiff or defendant, the complete minutes of all of the Board of Directors' and Shareholders' meetings of Prestige or Zenex, and any and all other documents pertaining to the business, the operation and the ownership of Prestige or Zenex, as may be reasonably requested by Lone Wolf, from time to time, during the Due Diligence Period.

     5.3 Access and Information.

          5.3.1 Consistent with applicable law, from and after the end of the Due Diligence Period and continuing until the Closing Date, Prestige and Zenex will permit Lone Wolf, through its designated agents, accountants, counsel, auditors, and other representatives (collectively referred to as "Agents") to make or cause to be made such continuing investigation of the business, properties and personnel of Prestige and Zenex, as Lone Wolf may reasonably deem necessary or advisable prior to the Closing under the circumstances. Lone Wolf and its Agents shall, at all reasonable times and with reasonable notice given to Prestige and Zenex, without unduly interfering with the normal business operations of Zenex, have full access to Zenex's premises and to all of the respective properties, books, contracts, commitments, and records of Prestige and Zenex. Prestige and Zenex shall also authorize and direct its respective agents, auditors, accountants, and counsel, to fully cooperate with Lone Wolf and its Agents in making available to them all financial and other information requested, including, without limitation, providing them with the right to examine all working papers pertaining to audits made and to make copies and extracts thereof, and full and complete access to all information concerning any litigation in which any of them is currently involved.

          5.3.2 Commencing with the date of this Agreement and continuing until the first to occur of the Closing Date or the termination of this Agreement in accordance with the terms and provisions hereof, the Shareholders, Prestige and Zenex shall promptly advise Lone Wolf in writing of any matter relating to Zenex's financial condition, operations, assets, liabilities or business which arises or is discovered after the date of this Agreement, and which if existing or known on the date hereof would have been required to be set forth and described herein or in one of the Exhibits to this Agreement.

     5.4 Cooperation. The Parties hereto shall cooperate in good faith with each other in every way in carrying out the transactions contemplated hereby, in obtaining all Regulatory Approvals and any other approvals and authorizations therefor, and in executing and delivering all documents, instruments or copies thereof deemed necessary or useful by either party hereto. Each party shall have the right to review and approve in advance all characterizations of the information relating to it and made by the other party which appear in any filing made in connection with the transactions contemplated by this Agreement. This Section 5.4 shall expressly survive the Closing of the transaction contemplated by this Agreement.

     5.5 Employees and Benefits. All Employees of Zenex will, upon the Closing Date, continue as the Employees of Zenex, but the continuation of said employment thereafter shall be within the sole and absolute discretion of the officers and directors of Lone Wolf or Zenex.

     5.6 Agreement Not to Negotiate. As a material inducement to cause Lone Wolf to enter into this Agreement, each of the Shareholders, Prestige and Zenex hereby agree that during the term of this Agreement they will not, either themselves, itself, or through their respective officers, directors, employees, agents, accountants, counsel, representatives or others,
(i) solicit any other acquisition proposals or offers, whether for the sale of the stock or assets of Prestige or Zenex, or engage in any discussions concerning, or negotiate with other persons or entities regarding, any other acquisition proposals, or the sale, purchase, merger or other corporate reorganization of Prestige or Zenex, or any of their respective material assets, with any other person or entity, whether formally or informally, or (ii) provide (except as may be required by law) any non-public information documents or materials to any person or entity (other than Lone Wolf), or its agents, in connection with such proposals.

     5.7 Shareholders' Agreements. Each of the Shareholders agree that they shall not, prior to the Closing hereunder or the earlier termination of this Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of any of their respective Shares.

     5.8 Election of Lone Wolf, Prestige and Zenex Boards of Directors Post Closing. As a material inducement to the Shareholders to enter into this Agreement and to effectuate the Merger, Lone Wolf covenants and agrees that from and after the Closing Date, the number of members of the Board of Directors of Lone Wolf, Prestige and Zenex will each be set at five (5) members. The Shareholders shall be entitled to elect two (2) of the members of Lone Wolf's, Prestige's and Zenex's Board of Directors, respectively, on the Closing Date and at the annual meeting of Lone Wolf's, Prestige's and Zenex's Shareholders, respectively, each year thereafter. The persons who were the shareholders of Lone Wolf prior to the Effective Date of the Merger shall be entitled to elect the remaining three (3) members of Lone Wolf's, Prestige's and Zenex's Board of Directors, respectively, on the Closing Date and at the annual meeting of Lone Wolf's, Prestige's and Zenex's Shareholders, respectively, each year thereafter. Each of Lone Wolf, Prestige and Zenex shall amend its respective By-Laws to make them provide for the election of its Board of Directors in a manner which complies with the foregoing covenant on or before the Closing Date, subject to the Shareholders' prior approval of the form of each such amended By-Laws. In addition, Lone Wolf hereby expressly covenants and agrees to designate and elect Debra G. Morehead to serve as the Vice President of Lone Wolf, Prestige and Zenex, respectively, on and as of the Closing Date, and shall evidence that election by the appropriate Board of Directors' resolutions of Lone Wolf, Prestige and Zenex, respectively, in form acceptable to the Shareholders, on or before the Closing Date. This Section 5.8 shall expressly survive the Closing of the transaction contemplated by this Agreement and may thereafter be specifically enforced by the Parties hereto.

                                   ARTICLE VI
                 CONDITIONS TO OBLIGATIONS OF LONE WOLF TO CLOSE

     The obligations of Lone Wolf to complete and consummate the Merger and the other transactions provided for in this Agreement shall be subject to the complete satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, provided that any such condition may be expressly waived in writing by Lone Wolf.

     6.1 Performance of Agreements. Each of the Shareholders, Prestige and Zenex shall have performed all of their respective conditions, duties and obligations contained in this Agreement required to be performed by each of them prior to the Closing and specifically shall have obtained, on or before the date of this Agreement, the resolutions of the respective Board of

Directors of Prestige and Zenex and of Prestige's and Zenex's Shareholders authorizing and approving this Agreement. Each of the Shareholders shall be prepared to transfer and convey to the Acquisition Company, or to Lone Wolf, as directed by Lone Wolf, all of the Shares which they own on the Closing Date in the manner required by this Agreement.

     6.2 Continued Accuracy of Representations and Warranties. The respective representations and warranties of the Shareholders, Prestige and Zenex (considered individually and collectively) contained in Article III of this Agreement must have been accurate in all material respects as of the date of the execution of this Agreement and must be accurate in all material respects on and as of the Closing Date with the same effect as if made on that date.

     6.3 Delivery of Closing Certificate by the Shareholders, Prestige and Zenex. Lone Wolf shall have received a certificate, dated the Closing Date, in form satisfactory to Lone Wolf, of the Shareholders, Prestige and Zenex, respectively, executed by each of the Shareholders and on behalf of Prestige and Zenex by its respective President and Chief Executive Officer, certifying to the satisfaction of the conditions set forth in Sections 6.1, 6.2, 6.4 and 6.5 of this Article VI to the best of each of the signers' knowledge, information and belief (the "Shareholders Closing Certificate" and the "Prestige and Zenex Closing Certificates").

     6.4 Absence of Material Adverse Changes. There shall have been no material adverse change in the business, assets, prospects or financial condition of either Prestige or Zenex, taken as a whole, since March 31, 2000, other than changes which are the result of changes in laws or regulations or other factors affecting the telecommunications business, in general, and except for changes not prohibited by this Agreement.

     6.5 Absence of Litigation. There shall not be pending any action in any court of competent jurisdiction seeking to enjoin consummation of the Merger or the other transactions contemplated by this Agreement, or any action which, in the opinion of counsel for Lone Wolf, after an independent review of readily available facts and applicable law, poses a significant risk of resulting in the divestiture by Lone Wolf of Prestige or Zenex, or of any material portion of the assets of Zenex, or otherwise threatens to significantly impair the value of the assets of Zenex, or jeopardizes its ability to conduct the telecommunications business of Zenex, or poses the possible assessment of significant damages against, or the imposition of any other materially adverse consequences upon, Prestige or Zenex.

     6.6 Regulatory Approvals. To the extent required by applicable law and regulations, Zenex shall have obtained the consent and approval of the Federal Communications Commission ("FCC") to the change in stock ownership of its parent company, Prestige, being effectuated by the Merger. In addition, Zenex shall use its best efforts to obtain the approval of the change in stock ownership of Prestige from as many state public utilities commissions, as possible, of any state that has supervisory powers over Zenex (to the extent required by the applicable law and regulations of such state) on or before the Closing Date; provided, however, that obtaining such approvals from all of the states having such jurisdiction over Zenex shall not be a condition precedent to the Closing of the Merger, so long as Zenex has proceeded in good faith and in a timely manner to seek to obtain all such requisite approvals, and the majority of such requisite state approvals have been obtained by Zenex, on or before the Closing Date.

     6.7 Resignation of Directors and Officers. Lone Wolf shall have received the currently dated original, executed Resignations of all the current members of the Board of Directors and all of the current officers of Prestige and Zenex, respectively (effective at the Effective Time).

                                   ARTICLE VII
                        CONDITIONS TO OBLIGATIONS OF THE
                        SHAREHOLDERS, PRESTIGE AND ZENEX

     The respective obligations of the Shareholders, Prestige and Zenex to complete the transactions provided for in this Agreement shall be subject to the reasonable satisfaction, at or prior to the Closing Date, of each of the following conditions precedent by Lone Wolf, provided that any such condition may be expressly waived in writing by the Shareholders.

     7.1 Performance of Agreements. Lone Wolf shall have performed all conditions, agreements, duties and obligations contained in this Agreement required to be performed by it prior to the Closing Date (including, without limitation, enactment of the amendments to the By-Laws of Lone Wolf, Prestige and Zenex, respectively, and the resolutions to be enacted by the respective Boards of Directors of Lone Wolf, Prestige and Zenex, as required by Section 5.8, above, in form and substance satisfactory to the Shareholders), and shall be prepared to issue all of the requisite shares of Lone Wolf Stock to the Shareholders, in proportion to their respective ownership of the Shares, on the Closing Date in order to fully consummate the Merger pursuant to Section 2.6 of this Agreement. In particular, Lone Wolf shall have obtained, on or before the date of this Agreement, the resolutions of the Board of Directors of Lone Wolf authorizing and approving this Agreement and shall provide the Shareholders with satisfactory proof thereof.

     7.2 Continued Accuracy of Representations and Warranties. The representations and warranties of Lone Wolf contained in Article IV of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on that date.

     7.3 Delivery of Lone Wolf's Closing Certificate. The Shareholders shall have received a certificate, dated the Closing Date, of Lone Wolf's President, and of Lone Wolf's Chief Financial Officer, each certifying to the satisfaction of the conditions set forth in Sections 7.1, 7.2 and 7.4 of this Article VII ("Lone Wolf's Closing Certificate").

     7.4 Absence of Litigation. There shall be no pending or, to the knowledge of Lone Wolf, threatened litigation or administrative proceeding against Lone Wolf seeking to restrain, prevent, rescind or change the terms of the transaction contemplated by this Agreement or to obtain damages in connection therewith or any preliminary injunction restraining such transactions, or any other such proceeding which if adjudicated against Lone Wolf could have a materially adverse effect on the financial condition or prospects of Lone Wolf.

     7.5 Regulatory Approval. To the extent required by applicable law and regulations, Zenex shall have obtained the approval of the FCC and of at least a majority of the state public utility commissions which have supervisory powers over Zenex, on or before the Closing Date, to the change in stock ownership of its parent company, Prestige, being effected by the Merger pursuant to this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination by Mutual Consent. This Agreement may be terminated prior to the Closing Date by the mutual written consent of Lone Wolf and Prestige.

     8.2 Termination by Lone Wolf. Lone Wolf may terminate this Agreement by giving written notice to the Shareholders (i) if any material condition in
Article VI hereof which must be fulfilled shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and the Shareholders, Prestige or Zenex shall have thirty (30) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if the Shareholders, Prestige or Zenex cure the events or conditions giving the rise to such grounds to the satisfaction of Lone Wolf, in its reasonable discretion, Lone Wolf shall not have any right to terminate this Agreement based upon such specified events or conditions. If Lone Wolf does elect to terminate this Agreement, pursuant to this Section, and the Shareholders, Prestige and Zenex are unable to timely cure such default or breach within the said thirty (30) day period, then, in such event, this Agreement shall be null, void and of no further force and effect and none of the Parties hereto shall have any further rights, duties or liabilities hereunder unless otherwise expressly provided in this Agreement.

     8.3 Termination by the Shareholders. The Shareholders may terminate this Agreement by giving written notice to Lone Wolf if any material condition in
Article VII hereof which must be fulfilled before the Shareholders, Prestige and Zenex are obligated to consummate the transactions contemplated hereby shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and Lone Wolf shall have thirty (30) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if Lone Wolf cures the events or conditions giving rise to such grounds to the satisfaction of the Shareholders, in their reasonable discretion, the Shareholders shall not have any right to terminate this Agreement based upon such specified events or conditions. If the Shareholders do elect to terminate this Agreement, pursuant to this Section, and Lone Wolf is unable to timely cure its breach or default within said thirty (30) day period of time, then, and in such event, this Agreement shall be null, void and of no further force and effect, and none of the Parties hereto shall have any further rights, duties or liabilities hereunder, unless otherwise expressly provided in this Agreement.

     8.4 Termination by Expiration. If the transactions contemplated by this Agreement have not been consummated prior to August 31, 2000, any party hereto may elect to terminate this Agreement by giving written notice to the other party hereto; provided that this right to terminate shall not be available to any party hereto whose failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the transactions contemplated herein to be consummated by August 31, 2000.

     8.5 Effective Termination; Rights and Remedies of the Parties. Upon termination of this Agreement by reason of the default or breach of Lone Wolf or of the Shareholders, Prestige or Zenex, respectively, as the case may be, pursuant to the provisions of Section 8.2 or Section 8.3, above, then, and in such event, the non-defaulting party who so terminated this Agreement pursuant to the authorization granted to that party in said respective Section, shall also be entitled to pursue any and all remedies which may then be available to it or them, whether at law or in equity, as the result of the default or breach of the defaulting party to include, without limitation, the right, in lieu of termination, to seek the specific performance of the obligations of the defaulting party under the Agreement in which event, the defaulting party agrees that damages will not adequately compensate the non-defaulting party for the breach or default of the defaulting party hereunder and that the non-defaulting party is entitled to seek equitable relief and the specific performance of the obligations of the defaulting party under this Agreement. All of the non-defaulting party's remedies hereunder shall be deemed cumulative and not exclusive and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or at law or in equity to the non-defaulting party.

     8.6 Amendment. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed by all of the Parties hereto.

     8.7 Waiver. At any time prior to the Closing Date, any of the Parties may, on their own respective behalf:

          8.7.1 waive any inaccuracies in the representations and warranties by the other party contained herein or in any document delivered by the other party pursuant hereto; or

          8.7.2 waive compliance by the other party with the covenants, agreements or conditions contained herein.

          8.7.3 Any agreement to such waiver shall be valid only if set forth in an instrument in writing executed by a duly authorized officer or representative of the party granting such waiver.

                                   ARTICLE IX
                               FURTHER AGREEMENTS

     9.1 Books and Records After Closing. From and after the Closing, Lone Wolf shall obtain possession and ownership of all books and records of Prestige and Zenex pertaining to the Business of Prestige or Zenex, or relating in any manner to the assets and operations of Prestige or Zenex prior to the Closing, but, for three (3) years after the Closing, the Shareholders shall have the right, from time to time and at any time, to examine and copy, at their own expense and upon request during normal business hours, the books and records of either Prestige or Zenex pertaining to its business and relating to any period prior to the Closing. The only expenses that will be charged to the Shareholders in connection with examining the respective books and records of Prestige or Zenex pertaining to its business and relating to any period prior to the Closing pursuant to this Section 9.1, shall be the copying expenses for any of such books and records which the Shareholders request be copied. This Section 9.1 shall expressly survive the Closing of the transaction contemplated by this Agreement and shall be fully enforceable by the Parties thereafter.

     9.2 Cooperation and Records Retention. After Closing, each Party (considering, for purposes of this Section 9.2., the Shareholders, as one Party, and Lone Wolf, as the other Party) shall (i) each provide to the other such assistance as may reasonably be requested by any of them in connection with the preparation of any income tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for taxes, (ii) each retain and provide the other with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, or proceeding or determination that affects any amount required to be shown on any income tax return of the other for any period. Without limiting the generality of the foregoing, Lone Wolf shall retain, and the Shareholders shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all income tax returns, supporting work schedules and other records or information which are relevant to such income tax return filed for all tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or otherwise dispose of any such records without first providing the other Party with a reasonable opportunity to review and copy the same. This
Section 9.2 shall expressly survive the Closing of the transaction contemplated by this Agreement and shall be fully enforceable thereafter by the Parties.

                                    ARTICLE X
                      GENERAL AND MISCELLANEOUS PROVISIONS

     10.1 Confidentiality.

          10.1.1 Lone Wolf acknowledges and agrees that the information to be provided by the Shareholders, Prestige and Zenex to Lone Wolf under this Agreement and with regard to the transactions contemplated by this Agreement will contain information, reports and financial data which are confidential in nature and the property of the Shareholders, Prestige and Zenex, as the case may be (the "Confidential Information"). Accordingly, Lone Wolf agrees that it, and any of its directors, officers, attorneys, accountants, employees or other agents that are given access to the Confidential Information, agree to be bound by the terms and provisions of this Section 10.1 of the Agreement. In consideration of the Shareholders, Prestige and Zenex providing Lone Wolf with the Confidential Information, Lone Wolf agrees to keep the Confidential Information in strict confidence, except as otherwise provided by this Agreement, and in order to maintain its confidentiality, Lone Wolf agrees that it will not use or allow the use for any purpose of any Confidential Information other than in connection with preparing, evaluating and performing the transaction to be consummated pursuant to this Agreement. Lone Wolf will not disclose or allow disclosure to others of any of the Confidential Information, except as provided herein and except to officers, employees, directors, attorneys, accountants or agents of Lone Wolf who are actively and directly participating in Lone Wolf's work in connection with its Due Diligence and the consummation of the transaction contemplated by this Agreement. Lone Wolf will use its best efforts to cause all such officers, employees, directors, attorneys, accountants or agents to observe the terms of this section. Finally, Lone Wolf agrees not to make or allow to be made copies of any of the Confidential Information except as necessary to perform the work to be performed by Lone Wolf in conjunction with its evaluating and consummating the transaction contemplated by this Agreement.

          10.1.2 The provisions of this Section 10.1 shall be inoperative as to particular portions of the Confidential Information if such information (i) becomes generally available to the public other than as a result of a disclosure by Lone Wolf, its officers, directors, attorneys, accountants, employees or agents; (ii) was available to Lone Wolf on a non-confidential basis prior to its disclosure to Lone Wolf by the Shareholders, Prestige or Zenex or their respective officers, employees, directors, accountants, counsel, agents, advisors or representatives under this Agreement, (iii) becomes available to Lone Wolf on a non-confidential basis from a source other than the Shareholders, Prestige or Zenex or their respective officers, employees, directors, accountants, counsel, agents, advisors or representatives, unless Lone Wolf knows, after due inquiry, that such source is not entitled to make the disclosure of such information to it; or
     (iv) is disclosed to the FCC, SEC, EPA, or any other federal or state regulatory authority having jurisdiction over Lone Wolf, or any of the Shareholders, Prestige or Zenex, upon a proper and valid request being made therefor by such agency, or by Lone Wolf, with regard to any required securities filing made by Lone Wolf with the SEC or any stock exchange upon which Lone Wolf's stock is listed and/or the Oklahoma Securities Commission or with its public shareholders. The provisions of this Section 10.1 shall be binding upon Lone Wolf and its directors, officers, employees, accountants, attorneys and agents until May 31, 2001, or until the Closing Date, if the transaction contemplated by this Agreement is consummated, whichever shall first occur. If Lone Wolf is requested by any court or governmental agency or authority (other than the aforesaid state or federal regulatory authorities) to disclose any of the Confidential Information, then it will provide the Shareholders and Zenex with prompt notice of such request or requirement. The Shareholders and Zenex may then either seek appropriate protective or other injunctive relief from all or part of such request or requirement or waive Lone Wolf's compliance with the provisions of this Section 10.1 pertaining to the Confidential Information so sought with respect to all or any part of such request or requirement to produce such Confidential Information. If, after the Shareholders and Zenex have had a reasonable opportunity to seek such protective or injunctive relief, the Shareholders and Zenex have failed to obtain such relief, and, in the opinion of Lone Wolf's counsel, Lone Wolf believes it is legally compelled to disclose any of the Confidential Information to such court, agency, arbitrator or authority, then Lone Wolf may disclose that portion of the Confidential Information which its counsel advises it that it is so compelled to disclose. In no event will Lone Wolf oppose any action by the Shareholders, Prestige or Zenex to obtain injunctive or other appropriate protective relief and/or other reliable assurance that confidential treatment will be accorded to the Confidential Information disclosed to such court, agency, arbitrator or other authority in such instances.

     10.2 Entire Agreement. The terms and conditions of this Agreement (i) constitute the entire agreement and understanding between Lone Wolf and the Shareholders, Prestige and Zenex; (ii) supersede all prior agreements and understandings, written or oral, between Lone Wolf and the Shareholders, Prestige and Zenex, to include, without limitation, the March 28, 2000 letter of intent entered into by and among the Parties; and (iii) may not be modified or amended except by an instrument mutually executed and delivered by Lone Wolf and the Shareholders, Prestige and Zenex.

     10.3 Governing Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Oklahoma and by federal law, to the extent applicable.

     10.4 Notices. Any notice or other communication required or permitted under this Agreement, or convenient to Lone Wolf or the Shareholders, Prestige and Zenex in the consummation of the transactions contemplated hereby, shall be deemed delivered when (i) three days after deposited in a receptacle of the United States Postal Service, as registered or certified mail, return receipt requested, postage prepaid, (ii) sent by electronic facsimile transmission (if receipt is verified), (iii) personally delivered, or (iv) one (1) day after received by an overnight courier service (which obtains a receipt evidencing delivery) and shall be addressed as follows:

(i)  If to Lone Wolf:         Marc Newman, President
                                and Chief Executive Officer
                              Lone Wolf Energy, Inc.
                              2400 N. W. 30th Street, No. 814
                              Oklahoma City, OK   73112
                              Telephone: (405) 946-4850
                              Facsimile: (405) ________

     with a copy to:          H. Wayne Cooper, Esq.
                              Doerner, Saunders, Daniel & Anderson
                              Suite 500, 320 South Boston Avenue
                              Tulsa, OK 74103-3725
                              Telephone: (918) 582-1211
                              Facsimile: (918) 591-5360

(ii) If to the Shareholders,  Ricky A. Naylor, President and
     Prestige or Zenex:        Chief  Executive Officer
                              Prestige Investments, Inc.
                              821 S. W. 66th Street
                              Oklahoma City, OK  73139
                              Telephone: (405) 631-8200
                              Facsimile: (405) 634-2126

     with a copy to:          Michael R. Ford, Esq.
                                Fellers, Snider, Blankenship,
                                 Bailey & Tippens
                              Bank One Tower
                              100 N. Broadway, Suite 1700
                              Oklahoma City, OK   73102-8820
                              Telephone: (405) 232-0621
                              Facsimile: (405) 232-9659

     Notwithstanding the foregoing, a notice of a change of address by a party hereto shall not be effective until received by the party to whom such notice of a change of address is sent. In addition, notwithstanding the foregoing, with respect to any Notice given or made by electronic facsimile transmission or similar device, such Notice shall not be effective unless and until (i) the electronic facsimile machine being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and
(ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent.

     10.5 Successors. The terms and conditions hereof shall be binding upon and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the Shareholders, Prestige, Zenex and Lone Wolf.

     10.6 Attorney Fees, Costs and Expenses. Except as otherwise expressly provided herein, Lone Wolf and Zenex, on behalf of the Shareholders and Prestige, shall each pay its own respective legal and accounting fees and all other expenses and fees incurred by it in connection with the consummation of the transactions contemplated by this Agreement and the negotiation and execution thereof. Provided, however, to the extent there are any closing costs associated with the closing of the transaction contemplated by this Agreement, those shall be shared evenly by Lone Wolf and Zenex. Should either Lone Wolf or the Shareholders, Prestige or Zenex employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title or interest created or evidenced hereby, the non-prevailing party in any action pursued in courts of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party.

     10.7 Press Releases and Public Statements. No party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or publicly reveal the terms, conditions or the status of, the transactions provided for herein without first obtaining the consent to such announcement, statement, acknowledgment, or revelation from the other Parties hereto, provided, however, that Lone Wolf, or its Affiliates, may make any such release or announcement which, in the opinion of counsel for Lone Wolf, is necessary or appropriate for Lone Wolf, or its Affiliates, to make in order to comply with applicable laws or regulations, to include, without limitation, any such release, announcement or filing which Lone Wolf, or its Affiliates are required to make pursuant to the applicable provisions of federal or state securities laws, or the rules and requirements of the SEC or any exchange upon which the stock of Lone Wolf is listed.

     10.8 Non-Survival of Covenants, Representations and Warranties. Except as otherwise expressly provided in this Agreement, all of the representations, warranties, covenants and agreements made by the Shareholders, Prestige and Zenex, and by Lone Wolf, respectively, in this Agreement shall expire and be of absolutely no further force and effect on the Closing Date hereunder as fully as if never made by the respective Party making that representation, warranty, covenant or agreement hereunder.

     10.9 Assignment and Legal Effect. Lone Wolf shall not be entitled to assign any part or all of its right, title, interest, duties or obligations under this Agreement to any other person or entity without the prior written consent of the Shareholders, Prestige and Zenex thereto. Neither the Shareholders, Prestige nor Zenex shall be entitled to assign any part or all of their respective right, title, interest, duties or obligations under this Agreement to any other person or entity without the prior written consent of Lone Wolf thereto. Anything in this Agreement to the contrary notwithstanding, the Parties hereto shall not be required to take any action under this Agreement which is found by the final decision of appropriate federal or state governmental authorities to be inconsistent or in conflict with applicable federal or state laws or regulations pertaining to any of the Parties hereto.

     10.10 No Third-Party Beneficiaries. Execution of this Agreement by the Parties hereto is not intended to and does not confer any benefits or rights on (contractually or otherwise) any person or entity not a party to this Agreement.

     10.11 Time; Good Faith. Time is of the essence to the performance of all of the terms and conditions of this Agreement, provided, however, that if the final date of any period which is set for a time provision under this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States of America or the State of Oklahoma, in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. The Parties covenant and agree to act in good faith to expeditiously perform all of their respective duties and obligations under this Agreement and to achieve the consummation of the Merger hereunder.

     10.12 Severability. If any of the terms and conditions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof shall be thereafter construed as if such invalid, illegal or unenforceable term or conditions had never been contained herein.

     10.13 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute one and the same instrument.

     10.14 Additional Acts. In addition to the acts and deeds recited herein and contemplated hereby to be performed, executed and/or delivered by them, each of the Shareholders, Prestige and Zenex, hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing hereunder and thereafter any and all such further acts, deeds and assurances as Lone Wolf may reasonably require to (i) invest in Lone Wolf or Zenex the complete ownership of and clear title to all assets of Zenex, and (ii) to consummate the Merger and all of the other transactions contemplated by this Agreement.

     10.15 Headings. The headings herein are for reference purposes only and shall not affect the meanings or interpretation of the terms and conditions of this Agreement.

     10.16 Interpretation. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice-versa.




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                                       40

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by one to the other by the Shareholders, Prestige and Zenex and by Lone Wolf, respectively, on the date first recited, effective as of the date last executed by any party hereto.


SHAREHOLDERS:                      /s/ Ricky A. Naylor
                                   ---------------------------------------------
                                   RICKY A. NAYLOR

                                   Date:  5/4/00
                                          --------------------------------------

                                   /s/ Debra G. Morehead
                                   ---------------------------------------------
                                   DEBRA G. MOREHEAD

                                   Date:  5/4/00
                                          --------------------------------------

                                   FIREBALL ENTERPRISES, L.L.C.,
                                   an Oklahoma limited liability company,


                                   By:  /s/ Tim Aduddell, Member
                                        ----------------------------------------
                                        Tim Aduddell, Member

                                   Date:  5/4/00
                                          --------------------------------------

                                                    - and -

                                   By:  /s/ Richard L. Spradlin, Member
                                        ----------------------------------------
                                        Richard L. Spradlin, Member

                                   Date:  5/4/00
                                          --------------------------------------

                                   /s/ Joey Alfred
                                   ---------------------------------------------
                                   JOEY ALFRED

                                   Date:  5/4/00
                                          --------------------------------------

                                   /s/ Brian Gustas
                                   ---------------------------------------------
                                   BRIAN GUSTAS

                                   Date:  5/4/00
                                          --------------------------------------

PRESTIGE:                          PRESTIGE INVESTMENTS, INC.,
                                   an Oklahoma corporation



                                   By:    /s/ Ricky A. Naylor
                                          --------------------------------------
                                          Ricky A. Naylor, President

                                   Date:  5/4/00
                                          --------------------------------------


ZENEX:                             ZENEX LONG DISTANCE, INC.,
                                   d/b/a Zenex Communications, Inc.,
                                   an Oklahoma corporation



                                   By:    /s/ Brian Gustas
                                          --------------------------------------
                                   Name:  Brian Gustas
                                   Title: President

                                   Date:  5/4/00
                                          --------------------------------------



LONE WOLF:                         LONE WOLF ENERGY, INC.,
                                   a Colorado corporation



                                   By:    /s/ Marc Newman
                                          --------------------------------------
                                   Name:  Marc Newman
                                   Title: President and Chief Executive Officer

                                   Date:  5/4/00
                                          --------------------------------------

                                LIST OF EXHIBITS


                    Exhibit 1.9         List of All Employees of Zenex
                    Exhibit 3.2         List of Shareholders and Common Stock
                    Exhibit  3.5        Liabilities
                    Exhibit 3.6         List of Tax Liabilities
                    Exhibit 3.7         List of All Real Estate Property
                    Exhibit 3.8         Pending Litigation and Proceedings
                    Exhibit 3.9         Authority
                    Exhibit 3.10        Change in Financial Condition
                    Exhibit 3.11        Employee Benefit Plans
                    Exhibit 3.12        Material Adverse Events
                    Exhibit 3.15        Significant Agreements
                    Exhibit 3.16        Insurance
                    Exhibit 3.17        Transactions with Affiliated Persons
                    Exhibit 3.20        Environmental Matters
                    Exhibit 3.24        Tariffs
                    Exhibit 5.1         New Zenex Employee Bonus Plan